                                                                     EXHIBIT 4.6


                  UNITED RENTALS, INC. 401(k) INVESTMENT PLAN

                  UNITED RENTALS, INC. 401(k) INVESTMENT PLAN


                               Table of Contents
                               -----------------

                                                                       Page
                                                                       ----
                                  ARTICLE I
                           Establishment of the Plan

1.1      Restatement of Plan...........................................   1
1.2      Restatement of Trust..........................................   1
1.3      Effective Date................................................   1
1.4      Name and Designation..........................................   2
1.5      Withdrawal of Affiliated Companies............................   2


                                  ARTICLE II
                                  Definitions

2.1      Account.......................................................   3
2.2      Administrator.................................................   3
2.3      Affiliated Company............................................   3
2.4      Beneficiary...................................................   3
2.5      Board.........................................................   3
2.6      Break in Service..............................................   4
2.7      Code..........................................................   5
2.8      Company.......................................................   5
2.9      Compensation..................................................   5
2.10     Credited Service..............................................   7
2.11     Effective Date................................................   7
2.12     Elective Deferrals............................................   7
2.13     Employee......................................................   8
2.14     Employer......................................................   8
2.15     Employer Contribution.........................................   8
2.16     Employment Commencement Date..................................   8
2.17     Entry Dates...................................................   8
2.18     ERISA.........................................................   8
2.19     Fiduciary.....................................................   9
2.20     Fiscal Year...................................................   9
2.21     Highly Compensated Employee...................................   9
2.22     Hour of Service...............................................  10

2.23     Matching Contributions...........................................  11
2.24     Net Profits......................................................  11
2.25     Normal Retirement Age............................................  11
2.26     Participant......................................................  11
2.27     Plan.............................................................  12
2.28     Plan Year........................................................  12
2.29     Prior Employer...................................................  12
2.30     Qualified Matching Contributions.................................  12
2.31     Qualified Military Service.......................................  12
2.32     Qualified Nonelective Contributions..............................  13
2.33     Rollover Contributions...........................................  13
2.34     Termination of Employment........................................  13
2.35     Total and Permanent Disability...................................  14
2.36     Transaction Date.................................................  14
2.37     Trust............................................................  14
2.38     Trustee..........................................................  14
2.39     Valuation Date...................................................  14
2.40     Vesting Computation Period.......................................  14
2.41     Year of Credited Service.........................................  14


                                  ARTICLE III
                                  Eligibility

3.1      Participation....................................................  15
3.2      Exclusions From Eligibility......................................  16
3.3      Leased Employees.................................................  17
3.4      Treatment of Qualified Military Service..........................  18


                                  ARTICLE IV
                                 Contributions

4.1      Employer Contributions...........................................  18
4.2      Payment..........................................................  19
4.3      Company Determination............................................  20
4.4      Elective Deferrals...............................................  20
4.5      Rollover Contributions...........................................  22
4.6      Restored Contributions...........................................  23
4.7      Direct Transfers.................................................  23
4.8      Limits for Highly Compensated....................................  24
4.9      Correction of Excess Contributions...............................  29
4.10     Correction of Excess Aggregate Contributions.....................  33

4.11     Correction of Excess Deferrals...................................  37
4.12     Correction of Multiple Use.......................................  40


                                  ARTICLE V
                             Individual Accounts

5.1      Individual Accounts..............................................  40
5.2      Allocation of Contributions......................................  42
5.3      Allocation of Forfeitures........................................  43
5.4      Allocation of Earnings...........................................  43
5.5      Investment Direction.............................................  44


                                  ARTICLE VI
                           Termination of Employment

6.1      Normal Retirement................................................  46
6.2      Late Retirement..................................................  47
6.3      Disability Retirement............................................  47
6.4      Termination Due to Death.........................................  47
6.5      Other Termination of Employment..................................  48
6.6      Qualified Domestic Relations Orders..............................  49
6.7      Lost Beneficiary.................................................  53
6.8      Offsets..........................................................  54


                                  ARTICLE VII
                              Payment of Benefits

7.1      General..........................................................  54
7.2      Form of Payment..................................................  55
7.3      Direct Rollovers.................................................  55
7.4      Notice and Payment Elections.....................................  58
7.5      Mandatory Distributions..........................................  59
7.6      Commencement of Benefits.........................................  59
7.7      Payments to Incompetents.........................................  60
7.8      Income Tax Withholding...........................................  61

                                 ARTICLE VIII
                        Distributions to Beneficiaries

8.1      General........................................................... 61
8.2      Normal Form of Payment............................................ 61
8.3      Beneficiary Designation........................................... 61
8.4      Commencement of Payment........................................... 63


                                  ARTICLE IX
                             Withdrawals and Loans

9.1      Withdrawals....................................................... 63
9.2      Hardship Withdrawals.............................................. 64
9.3      Loans............................................................. 67


                                   ARTICLE X
                     Contribution and Benefit Limitations

10.1     Contribution Limits............................................... 72
10.2     Overall Limits.................................................... 73
10.3     Annual Adjustments to Limits...................................... 73
10.4     Excess Amounts.................................................... 74
10.5     Definitions....................................................... 75


                                  ARTICLE XI
                                Top-Heavy Rules

11.1     General........................................................... 77
11.2     Vesting........................................................... 78
11.3     Minimum Contribution.............................................. 78
11.4     Definitions....................................................... 79
11.5     Special Rules..................................................... 83
11.6     Adjustment of Limitations......................................... 84


                                  ARTICLE XII
                          Administration of the Plan

12.1     Committee as Administrator........................................ 85
12.2     Procedures........................................................ 85

12.3     Bond and Compensation.............................................  86
12.4     Duties of the Committee...........................................  86
12.5     Allocation and Delegation of Responsibilities.....................  87
12.6     Committee Accounts................................................  87
12.7     Company to Furnish Information....................................  88
12.8     Expenses..........................................................  88
12.9     Indemnification...................................................  88
12.10    Reports ..........................................................  88


                                 ARTICLE XIII
                               Claims Procedure

13.1     Claims Submission.................................................  89
13.2     Claim Review......................................................  89
13.3     Right of Appeal...................................................  90
13.4     Review of Appeal..................................................  90
13.5     Designation.......................................................  91


                                  ARTICLE XIV
                                  Amendments

14.1     Right to Amend....................................................  91
14.2     Limitations.......................................................  91
14.3     Amendment to Vesting Schedule.....................................  91


                                  ARTICLE XV
                                  Termination

15.1     Right to Terminate................................................  92
15.2     Full Vesting on Termination.......................................  92
15.3     Partial Termination...............................................  93
15.4     Distribution on Termination.......................................  93
15.5     Affect on Benefits................................................  95


                                  ARTICLE XVI
                                 Miscellaneous

16.1     IRS Approval......................................................  95
16.2     No Assignment.....................................................  95

16.3     Merger..........................................................  96
16.4     Governing Law...................................................  96
16.5     Construction....................................................  96
16.6     Company Determinations..........................................  97
16.7     Counterpart Originals...........................................  97
16.8     Affect on Employment Rights.....................................  97

                  UNITED RENTALS, INC. 401(k) INVESTMENT PLAN


                                   ARTICLE I
                           Establishment of the Plan
                           -------------------------

     1.1  Restatement of Plan.  United Rentals, Inc., a Delaware corporation
          -------------------
(the "Company"), does hereby amend, restate and continue this Plan to provide retirement benefits for Employees (or their Beneficiaries in the event that an Employee dies before retirement). The Plan was originally established, effective January 1, 1998, through the adoption of the Special Prototype Defined Contribution Plan (Base Plan Document #03) sponsored by Merrill Lynch, Pierce, Fenner & Smith, Incorporated (Letter Serial Number D359287b; National Office letter dated 6/29/93). The Plan was subsequently amended and restated effective May 1, 1998. In accordance with the provisions of section 11.1.2 of the prototype plan, by adopting this Plan, the Company will no longer participate in the prototype plan and will be considered to have an individually designed plan under section 401(a) of the Code.

     1.2  Restatement of Trust.  To implement the provisions of this Plan, the
          --------------------
Trustees do hereby amend, restate and continue, as an individually designed trust, the prototype trust adopted as part of the Special Prototype Defined Contribution Plan sponsored by Merrill Lynch, Pierce, Fenner & Smith, Incorporated, adopted by the Company on May 18, 1998, to receive, invest and distribute contributions and earnings thereon. The Trust, as established hereunder, shall be the sole source of benefits under the Plan and the Employer shall not have any liability for the adequacy of the benefits provided under the Plan.

     1.3  Effective Date.  This Plan and the accompanying Trust shall be
          --------------
effective as of May 1, 1998, except as otherwise stated herein.

     1.4  Name and Designation.  The name of the Plan is the United Rentals,
          --------------------
Inc. 401(k) Investment Plan. The name of the Trust is the United Rentals, Inc. 401(k) Investment Trust. The Plan is a defined contribution, discretionary profit sharing plan/401(k) plan.

     1.5  Withdrawal of Affiliated Companies.
          ----------------------------------

          (a) An Affiliated Company's adoption of this Plan may be terminated, voluntarily or involuntarily, at any time, as provided in this section.

          (b) An Affiliated Company shall withdraw from the Plan and Trust if the Plan and Trust, with respect to that Affiliated Company, fail to qualify under sections 401(a) and 501(a) of the Code (or, in the opinion of the Trustees, they may fail to so qualify) and the continued sponsorship of that Affiliated Company may jeopardize the status, with respect to the Employer, of the Plan and Trust under sections 401 and 501(a) of the Code. An Affiliated Company that no longer qualifies as an Affiliated Company shall withdraw from the Plan and Trust if so directed by the Administrator. The Affiliated Company shall receive at least thirty (30) days prior written notice of a withdrawal under this subsection, unless a shorter period is agreed to.

          (c) An Affiliated Company may voluntarily withdraw from the Plan and Trust for any reason. Such withdrawal requires at least thirty (30) days written notice to the Administrator and the Trustees, unless a shorter period is agreed to.

          (d) Upon withdrawal, the Trustees shall segregate the assets attributable to Employees of the withdrawn Affiliated Company, the amount thereof to be determined by the Administrator and the Trustees. The segregated assets shall be held, paid to another trust, distributed or otherwise disposed of as is appropriate under the circumstances; provided, however, that any transfer shall be for the exclusive benefit of Participants and their Beneficiaries. A withdrawal of an Affiliated Company from the Plan is not necessarily a termination under ARTICLE XV. If the withdrawal is a termination then the provisions of ARTICLE XV shall also be applicable.

                                  ARTICLE II
                                  Definitions
                                  -----------

     2.1  Account.  The individual bookkeeping account established for each
          -------
Participant, as provided in section 5.1.

     2.2  Administrator.  The person, persons, corporation, committee, group or
          -------------
organization designated to be the Administrator of the Plan and to perform the duties of the Administrator.

     2.3  Affiliated Company.  Any corporation or other entity that, together
          ------------------
with the Company, constitutes a member of a controlled group within the meaning of sections 414(b) or (c) of the Code, constitutes a member of an affiliated service group, within the meaning of section 414(m) of the Code, or constitutes any other entity required to be aggregated under section 414(o) of the Code. All such entities, whether or not incorporated, shall be treated as a single employer to the extent required by the Code.

     2.4  Beneficiary.  The person or persons (including a trust or trusts) who
          -----------
are entitled to receive benefits from a deceased Participant's Account after such Participant's death (whether or not such person or persons are expressly so designated by the Participant).

     2.5  Board.  The board of directors of the Company.
          -----

     2.6  Break in Service.
          ----------------

          (a) A twelve (12) consecutive month period commencing on a Participant's Termination of Employment (and subsequent anniversaries thereof) during which the Participant does not perform any Hours of Service.

          (b) (1) In computing Hours of Service to determine whether a person has a Break in Service, a person shall be credited with up to five hundred one
(501) Hours of Service based on the person's previous customary service with the Employer for any period of absence from work as a result of:

                    (A)  the pregnancy of such person;

                    (B)  the birth of a child of such person;

                    (C) the placement of a child with such person in connection with the adoption of such child by such person; or

                    (D) the caring for such child for a period beginning immediately following such birth or placement.

               (2) If the previous customary service cannot be determined, then such credit shall be at the rate of eight (8) Hours of Service per day.

          (c) The Hours of Service credited under subsection (b) shall be credited in the Vesting Computation Period in which the absence from work begins, if the person would be prevented from having a Break in Service in such Vesting Computation Period solely because of the Hours of Service credited under subsection (b). If the person would not be prevented from having a Break in Service during the period described in the preceding sentence, then such Hours of Service shall be credited in the Vesting Computation Period immediately following those in which such absence from work begins.

          (d) No credit shall be given under subsection (b) unless such person furnishes the Administrator with information necessary to establish that the absence is for one of the reasons enumerated in subsection (b) and the number of days of such absence.

     2.7  Code.  The Internal Revenue Code of 1986, as amended.
          ----

     2.8  Company.  United Rentals, Inc., a Delaware corporation.
          -------

     2.9  Compensation.
          ------------

          (a) All of the wages as defined in section 3401(a) of the Code (for purposes of income tax withholding at the source), but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed. This definition shall be interpreted in a manner consistent with the requirements of section 414(s) of the Code.

          (b) Compensation as defined in subsection (a) shall exclude the following items (even if includable in gross income):

               (1)  reimbursements or other expense allowances;

               (2)  fringe benefits (cash and noncash);

               (3)  moving expenses;

               (4)  deferred compensation;

               (5)  welfare benefits; and

               (6)  stock options.

          (c) Compensation as defined in subsection (a) shall include (notwithstanding subsection (b)) the following:

               (1) elective contributions that are made by the Employer on behalf of its Employees that are not includable in income under section 125, section 402(a)(8), section 402(h), or section 403(b);

               (2) Compensation deferred under an eligible deferred compensation plan within the meaning of section 457(b); and

               (3) Employee contributions (under governmental plans) described in section 414(h)(2) that are picked up by the employing unit and thus are treated as employer contributions.

               (4)  Bonuses and commissions.

          (d) The Compensation of each Employee for any year shall not exceed one hundred fifty thousand dollars ($150,000); provided, however, that this limit shall be adjusted in the same manner and at the same time as under section 415(d) of the Code, in accordance with regulations under section 401(a)(17) of the Code. Compensation for Highly Compensated Employees shall be determined in accordance with the provisions of section 2.21.

           (e) Unless otherwise indicated herein, Compensation shall be determined only on the basis of amounts paid during the Plan Year, including any Plan Year with a duration of fewer than twelve (12) months.

     2.10  Credited Service.
           ----------------

           (a) An Employee's elapsed period of employment from the Employee's Employment Commencement Date to the Employee's Termination of Employment, subject to the adjustments specified in this section. In computing Credited Service, all periods of employment with an Affiliated Company and a Prior Employer shall be included.

           (b)  If an Employee performs any Hours of Service within the twelve
(12) months following such Employee's Termination of Employment, then the period from such Termination of Employment to the performance of the Hour of Service shall also be treated as a period of Credited Service.

           (c) If an Employee has periods of Credited Service that are not consecutive, all such periods of Credited Service (whether or not consecutive) shall be aggregated to determine the person's Credited Service.

     2.11  Effective Date.  May 1, 1998.
           --------------

     2.12  Elective Deferrals.  Contributions by Participants to the Trust that
           ------------------
are made in accordance with section 4.4 and that qualify for treatment under section 401(a)(8) of the Code. An Employee's election to make Elective Deferrals may be made only with respect to an amount that the Employee could otherwise elect to receive in cash and that is not currently available to the Employee.

     2.13  Employee.  Except to the extent otherwise provided herein, any person
           --------
employed by an Employer, who is expressly so designated as an Employee on the books and records of the Employer, and who is treated as such by the Employer for federal employment tax purposes. Any person who, after the close of a Plan Year, is retroactively treated by the Employer or any other party as an Employee for such prior Plan Year shall not, for purposes of the Plan, be considered an Employee for such prior Plan Year unless expressly so treated as such by the Employer. Before January 1, 1999, the term "Employee" shall only include individuals who have attained age twenty-one (21) and who are regularly scheduled to work at least thirty-five (35) hours per week. On and after January 1, 1999, "Employee" shall only include individuals who have attained age twenty-one (21) and are regularly scheduled to work at least thirty (30) hours per week.

     2.14  Employer.  The Company, any Affiliated Company, and any other entity
           --------
that has adopted the Plan and is listed on Appendix A attached hereto.

     2.15  Employer Contribution. Any contributions by the Employer to the Trust
           ---------------------
(other than Qualified Nonelective Contributions or Qualified Matching Contributions) as set forth in ARTICLE IV.

     2.16  Employment Commencement Date.  The day on which an Employee first
           ----------------------------
performs an Hour of Service.

     2.17  Entry Dates.  The first day of the month following the date an
           -----------
Employee meets the eligibility requirements.

     2.18  ERISA.  The Employee Retirement Income Security Act of 1974, as
           -----
amended.

     2.19  Fiduciary.  Any person who exercises any discretionary authority or
           ---------
discretionary control over the management of the Plan, or exercises any authority or control respecting management or disposition of Plan assets; who renders investment advice for a fee or other compensation, direct or indirect, as to assets held under the Plan, or has any authority or discretionary responsibility in the administration of the Plan. This definition shall be interpreted in accordance with section 3(21) of ERISA.

     2.20  Fiscal Year.  The taxable year of the Company for federal income tax
           -----------
purposes. Such taxable year, at the time of the Effective Date of this Plan, shall be the twelve (12) month period beginning on January 1 and ending on December 31.

     2.21  Highly Compensated Employee
           ---------------------------

           (a) Any Employee who:

               (1) is a five percent (5%) owner at any time during the Plan Year or the preceding Plan Year; or

               (2) for the preceding Plan Year received Compensation in excess of the amount specified in section 414(q)(1)(B)(i) of the Code.

          (b) Former Employees will be treated as Highly Compensated Employees if the former Employee was a Highly Compensated Employee at the time of his or her separation from service or the former Employee was a Highly Compensated Employee at any time after attaining age fifty-five (55).

          (c) The dollar amounts incorporated under subsection (a)(2)(A) shall be adjusted as provided in section 414(q)(1) of the Code.

          (d) For purposes of this section, the term "Compensation" means compensation as defined under section 415(c)(3) of the Code.

          (e)  This section shall be interpreted in a manner consistent with section 414(q) of the Code and the regulations thereunder and shall be interpreted to permit any elections permitted by such regulations to be made.

     2.22  Hour of Service.
           ---------------

           (a) Any hour for which an Employee is directly or indirectly paid (or entitled to payment) by an Employer for the performance of duties as an Employee, as determined from the appropriate records of the Employer.

           (b) In computing Hours of Service, an Employee shall also be credited with Hours of Service based on the person's previous customary service with the Employer (not exceeding either eight (8) hours per day or forty (40) hours per week), for the following periods:

               (1) periods (limited to a maximum of five hundred one (501) hours for any single, continuous period) for which the Employee is directly or indirectly paid for reasons other than the performance of duties, such as vacation, holiday, sickness, disability, layoff, jury duty or military duty;

               (2) periods for which any federal law requires that credit for service be given; and

               (3) periods for which back pay (irrespective of mitigation of damages) is either awarded or agreed to by the Employer.

           (c) The provisions of subsection (b) shall be further limited to prevent duplication by only permitting an Employee to receive credit for one (1) Hour of Service for any given hour.

           (d) Hours of Service shall be computed and credited in accordance with the Department of Labor regulations under section 2530.200b.

           (e) Service with a Prior Employer shall be credited as if it were service with an Employer for purposes of determining an Employee's Hours of Service. This subsection (e) shall only apply to individuals who are Employees on or after January 1, 1999.

     2.23  Matching Contributions.  The contributions by the Employer to the
           ----------------------
Trust that are allocated to a Participant's Account by reason of the Participant's Elective Deferrals.

     2.24  Net Profits.  The current and accumulated net profits of the Employer
           -----------
before deducting federal and state income taxes (and the Matching Contribution under this Plan) as computed by the Employer in accordance with generally accepted accounting principles. Net Profits shall not include any extraordinary nonrecurring payments or settlements received by the Employer.

     2.25  Normal Retirement Age.  The date upon which a Participant attains age
           ---------------------
sixty-two (62).

     2.26  Participant.  A person who has been admitted as a Participant in the
           -----------
Plan under ARTICLE III and who has not received a distribution of all the funds credited to his or her Account (or had such funds fully forfeited). In the case of an eligible Employee who makes a Rollover Contribution to the Plan under section 4.5 prior to
becoming a Participant, such Employee shall, until he or she becomes a Participant under ARTICLE III, be considered a Participant for the limited purposes of maintaining and receiving his or her Rollover Contribution subaccount under the terms of the Plan.

     2.27  Plan.  The United Rentals, Inc. 401(k) Investment Plan, including any
           ----
amendments thereto.

     2.28  Plan Year. The annual twelve (12) month period beginning on the first
           ---------
day of January and ending on December 31.

     2.29  Prior Employer.  An entity in which the Company or an Affiliated
           --------------
Company acquired a controlling interest through the purchase of stock or other equitable interest, acquired substantially all of the assets used by such entity in a separate trade or business, or merged into the Company or an Affiliated Company. For this purpose, an entity shall be considered to be a Prior Employer with respect to a Participant only if the Participant was employed by the entity immediately before the Transaction Date and became an Employee within a reasonable period of time after the Transaction Date.

     2.30  Qualified Matching Contributions.  Matching contributions which,
           --------------------------------
pursuant to the election made by the Employer, and in accordance with Code section 401(m), are nonforfeitable when made and subject to the limitation on distributions set forth in the definition of Qualified Nonelective Contributions.

     2.31  Qualified Military Service.  Any period of duty on a voluntary or
           --------------------------
involuntary basis in the United States Armed Forces, the Army National Guard and the Air National Guard when engaged in active duty for training, inactive duty for training or full-time National Guard duty, the commissioned corps of the Public Health Service and any other category of persons designated by the President of the United States in time of war or emergency. Such periods of duty shall include active duty, active duty for training, initial active duty for training, inactive duty training, full-time National Guard duty and absence from employment for an examination to determine fitness for such duty.

     2.32  Qualified Nonelective Contributions. Any contribution by the Employer
           -----------------------------------
to the Trust pursuant to section 4.1(b). Qualified Nonelective Contributions are one hundred percent (100%) vested when made and are distributable as provided herein, but in no event before the earlier of:

           (a) the Participant's Termination of Employment, death or Total and Permanent Disability;

           (b) the Participant's attainment of age fifty-nine and one-half (59 1/2);

           (c) the termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan);

           (d) the disposition of substantially all of the assets used by the Employer in a trade or business of the Employer but only with respect to an Employee who continues employment with the entity acquiring such assets; or

           (e) the disposition of the Employer's interest in a subsidiary, but only with respect to an Employee who continues employment with such subsidiary.

     2.33  Rollover Contributions.  A transfer that qualifies under either
           ----------------------
section 402(c), section 403(a)(4) or section 408(d)(3)(A)(ii) of the Code.

     2.34  Termination of Employment.  The earlier of:
           -------------------------

           (a) the date on which a Participant retires, is discharged or dies as an Employee of the Employer; or

           (b) the first anniversary of the date on which a Participant commenced to be absent from service as an Employee of the Employer if the absence is for any reason not specified in subsection (a), above.

     2.35  Total and Permanent Disability.  Any medically determinable physical
           ------------------------------
or mental disorder that renders a Participant incapable of continuing in the employment of the Employer and is expected to continue for a period not less than twelve (12) months.

     2.36  Transaction Date.  The closing date of an acquisition of a Prior
           ----------------
Employer.

     2.37  Trust.  The United Rentals, Inc. 401(k) Investment Trust, including
           -----
any amendments thereto.

     2.38  Trustees. The Trustee (or Trustees) under United Rentals, Inc. 401(k)
           --------
Investment Trust as may be designated from time to time by the Company in accordance with the provisions of the Trust.

     2.39  Valuation Date.  The Plan shall use daily valuations.
           --------------

     2.40  Vesting Computation Period.  The Plan Year.
           --------------------------

     2.41  Year of Credited Service.  A period of Credited Service that equals
           ------------------------
three hundred sixty-five (365) days. All lesser periods of Credited Service are disregarded in determining a Participant's Years of Credited Service.

                                  ARTICLE III
                                  Eligibility
                                  -----------

     3.1  Participation.
          -------------

          (a) Except as described in subsections (b), (c), (d), (e) and (f) below, each Employee and any person who subsequently becomes an Employee shall become a Participant on the first day of the month coincident with or next following the Employee's six- (6) month anniversary of his or her Employment Commencement Date and attainment of age twenty-one (21).

          (b) Each individual who had attained age twenty-one (21) and (i) who was an Employee on or before March 31, 1998 or (ii) who became an Employee in connection with the acquisition of a Prior Employer that had a Transaction Date on or before March 31, 1998, shall be entitled to become a Participant in the Plan as of May 1, 1998.

          (c) Any individual who has attained age twenty-one (21) and who became an Employee in connection with the acquisition of a Prior Employer that had a Transaction Date on or after April 1, 1998, shall be entitled to become a Participant in the Plan as of the first day of the month following the date which is thirty (30) days after the Transaction Date.

          (d) If an Employee who has satisfied the participation requirements fails to become a Participant due to a separation from employment but subsequently becomes an Employee again without having a Break in Service, then such Employee shall, on reemployment by the Employer, immediately become a Participant.

          (e) A Participant who has a Termination of Employment and, subsequent to the Termination of Employment, again becomes an Employee, shall be reinstated as a Participant as of the date of reemployment subsequent to the Termination of Employment.

          (f) If an Employee who is eligible to participate in the Plan does not join the Plan when he or she is first eligible to join, then such Employee may subsequently join the Plan, but only as of the first day of a calendar quarter. Such Employee must submit a salary reduction election form to the Plan Administrator at least ten (10) days before the first payroll period beginning on or after the first day of a calendar quarter.

     3.2  Exclusions from Eligibility.
          ---------------------------

          (a) Any person described in subsection (b) of this section shall not be eligible to become a Participant, notwithstanding the provisions of section
3.1. Any person who ceases to be described in subsection (b) of this section shall thereafter be eligible to become a Participant in accordance with the requirements of section 3.1.

          (b) A person shall be excluded from eligibility to become a Participant if:

               (1) such person is described in section 3.3 or is a person who performs services for the Employer but is not hired as an Employee;

               (2) such person is included in a unit of Employees covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and the Employer, if there is evidence that retirement benefits were the subject of good faith bargaining between such Employee representatives and the Employer; or

               (3) such person is a nonresident alien who received no earned income from the Employer which constitutes income from sources within the Untied States.
               (4) such person was hired by the Company or an Affiliated Company to work on a temporary basis.

     3.3  Leased Employees.
          ----------------

          (a) If an Employer receives the services of a Leased Employee, such Leased Employee shall, for purposes of this section, be treated as an Employee in accordance with the provisions of section 414(n) of the Code.

          (b) If the Employer receives the services of Leased Employees who comprise less than twenty percent (20%) of the Employer's Non-Highly Compensated Work Force, then, for purposes of subsections (c)(1)(A) and (c)(1)(B), section
3.3 shall not apply to such Leased Employees if they are covered by a money purchase pension plan sponsored by the leasing organization that provides (1) immediate participation, (2) a nonintegrated employer contribution of at least ten percent (10%) of such person's compensation and (3) full and immediate vesting.

          (c)  The following terms shall have the meanings specified:

               (1)  Leased Employee.  Any person who is not an Employee of the
                    ---------------
Employer and who provides services to the Employer if:

                    (A) such services are provided pursuant to an agreement between the Employer and the leasing organization; and

                    (B) such person has performed such services for the Employer on a substantially full-time basis for a period of at least one (1) year; and

                    (C) such services are performed under the primary direction or control of the Employer.

               (2)  Non-Highly Compensated Work Force.  The aggregate number of
                    ---------------------------------
individuals (other than Highly Compensated Employees) who are:

                    (A) Employees of the Employer (other than Leased Employees) who have performed services for the Employer on a substantially full-time basis for a period of at least one (1) year; and

                    (B)  Leased Employees.

     3.4  Treatment of Qualified Military Service.  Notwithstanding any
          ---------------------------------------
provision of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with section 414(u) of the Code.

                                  ARTICLE IV
                                 Contributions
                                 -------------

     4.1  Employer Contributions.
          ----------------------

          (a)  Matching Contributions.  For the Plan Year commencing May 1, 1998
               ----------------------
and each Plan Year thereafter, the Employer shall contribute to the Trust
Matching

Contributions in such amounts (if any) and at such times as determined by the Employer in its sole discretion. If the Employer decides to make Matching Contributions for a Plan Year, the Employer shall also specify the percentage of each Participant's Elective Deferrals that will be matched by such Matching Contribution and any other limits on the amount of Matching Contributions that will be made.

          (b)  Qualified Nonelective Contributions.  Each Plan Year the Employer
               -----------------------------------
may contribute to the Trust such amounts as determined by the Employer in its sole discretion. Any amounts contributed under this subsection are to be designated by the Employer as Qualified Nonelective Contributions.

          (c)  Qualified Matching Contributions. Each Plan Year the Employer may
               --------------------------------
contribute to the Trust such amounts as determined by the Employer in its sole discretion. Any amounts contributed under this subsection are to be designated by the Employer as Qualified Matching Contributions.

     4.2  Payment.
          -------

          (a) Except as otherwise provided herein, the Employer shall pay to the Trustees in U.S. currency, or by other property acceptable to the Trustees, all Employer Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions for each Fiscal Year within the time prescribed by law, including extensions granted by the Internal Revenue Service for filing its federal income tax return for such Fiscal Year.

          (b) Elective Deferrals shall be paid over to the Trust within the time prescribed by ERISA.

          (c) Qualified Nonelective Contributions and Qualified Matching Contributions made under sections 4.1(b) and 4.1(c), respectively, shall be paid to the Trust at such time or times during or after a Plan Year as the Employer determines.

     4.3  Company Determination.  The Board shall act on behalf of the Employers
          ---------------------
and shall determine the amount of all contributions to be made to the Trust under the terms of the Plan. The Board's determination of the Employer Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions shall be final, conclusive and binding on all Participants, the Trustees and other parties. The Trustees shall have no right or duty to inquire into the amount of the Employer Contribution, Qualified Nonelective Contributions or Qualified Matching Contributions or the method used in determining the amounts thereof.

     4.4  Elective Deferrals.
          ------------------

          (a) A Participant may make voluntary Elective Deferrals to the Trust in each Plan Year pursuant to and in accordance with the Plan and such rules as the Administrator may establish from time to time. A Participant's Elective Deferrals may not exceed fifteen percent (15%) of such Participant's Compensation. Elective Deferrals shall be fully vested and nonforfeitable.

          (b) (1) Notwithstanding anything contained herein to the contrary, the Elective Deferrals of a Participant shall be limited in accordance with the provisions of this section, section 4.8 and any other applicable provisions of the Plan. The Administrator may refuse to accept any or all prospective Elective Deferrals to be contributed by a Participant.

               (2) The aggregate Elective Deferrals of a Participant for any taxable year of that Participant shall be limited to ten thousand dollars ($10,000), with such amount adjusted for cost-of-living to the extent permitted under sections 402(g)(5) and 415(d) of the Code. The foregoing limit in this paragraph shall be reduced for a Participant to the extent such Participant in such year makes elective deferrals (as defined in section 402(g)(3) of the Code) to any other plan.

               (3) Elective Deferrals shall not be permitted to the extent they would cause the Annual Additions to exceed the limits specified in ARTICLE X.

          (c) Elective Deferrals shall be collected by the Company by a reduction in Compensation in accordance with rules that the Administrator may establish from time to time. Any amounts so collected shall be transmitted to the Trustees as soon as administratively feasible, but no later than the fifteenth (15/th/) business day of the month following the month in which the Elective Deferrals would otherwise have been payable to the Participant in cash. Participants may change the amounts designated to be deducted as follows:

               (1) Complete discontinuance of Elective Deferrals may be made at any time and will be effective as of the first payroll period beginning after the Administrator receives the completed forms from the Participant.

               (2) Any other changes in Elective Deferrals (including reactivating discontinued Elective Deferrals) shall only be permitted as of the first business day of each calendar quarter and will be effective as of the first administratively feasible payroll period beginning thereafter.

          (d) If Elective Deferrals are made by a Participant in excess of the limits in subsection (b)(2) of this section, then such excess (together with any earnings thereon) may, in the Administrator's sole discretion, be distributed to such Participant in accordance with section 402(g)(2) of the Code. The Administrator may make any special allocations of earnings or other amounts necessary to carry out such distribution.

          (e) Elective Deferrals by a Participant who has received a hardship distribution under section 9.2 shall be limited to the extent necessary to satisfy those requirements.

     4.5  Rollover Contributions.
          ----------------------

          (a) Rollover Contributions may be made to the Plan in accordance with the provisions of this section.

          (b) The Administrator shall accept any Rollover Contribution if, in its sole discretion, it determines that acceptance of such Rollover Contribution will not jeopardize the exempt status of the Plan or Trust.

          (c) An individual making a Rollover Contribution shall be entitled to have it invested and may withdraw it as provided in the Plan. Distributions of amounts attributable to Rollover Contributions shall be made in the same manner as distributions of other amounts credited to such Participant under the Plan.

          (d) A Rollover Contribution will not be accepted unless (i) the individual on whose behalf the Rollover Contribution will be made is either a Participant or an eligible Employee who has notified the Administrator that he or she intends to become a Participant as of the first day on which he or she is eligible therefor, and (ii) all required information, including selection of specific investment accounts, is provided to the Administrator.

     4.6  Restored Contributions.
          ----------------------

          (a) A Participant who (i) receives a distribution of the vested portion of his or her Account under section 6.5 (due to a Termination of Employment), and (ii) again becomes a Participant in accordance with section 3.1(e) without having had five (5) consecutive Breaks in Service since such distribution, shall have the right to repay the full amount of the distribution received under section 6.5. Such repayment shall be made to the Administrator.

          (b) If a Participant makes a repayment under subsection (a), such Participant's Account shall be restored to the full amount of the Account balance that existed at the time the distribution referred to in subsection (a) was made. Such restoration may, in the Administrator's sole discretion, be made from Employer Contributions, forfeitures or Trust earnings, and shall be treated as a special allocation that supersedes the normal allocation rules in ARTICLE V.

     4.7  Direct Transfers.
          ----------------

          (a) The Plan shall accept a transfer of assets directly from another plan qualified under section 401(a) of the Code only if the Administrator, in its sole discretion, agrees to accept such a transfer. In determining whether to accept such a transfer, the Administrator shall consider the administrative inconvenience engendered by such a transfer and any risks to the continued qualification of the Plan under section 401(a) of the Code. Acceptance of any such transfer shall not preclude the Administrator from refusing any such subsequent transfers.

          (b) Any transfer of assets accepted under this section shall be separately accounted for at all times and shall remain subject to the provisions of the transferor plan (as it existed at the time of such transfer) to the extent required by section

411(d)(6) of the Code (including, but not limited to, any rights to qualified joint and survivor annuities and qualified preretirement survivor annuities) as if such provisions were part of the Plan. In all other respects, however, such transferred assets will be subject to the provisions of the Plan.

          (c) Assets accepted under this section shall be fully vested and nonforfeitable.

     4.8  Limits for Highly Compensated.
          -----------------------------

          (a) Elective Deferrals, Company Contributions and Qualified Nonelective Contributions allocable to the Accounts of Highly Compensated Employees shall not in any Plan Year exceed the limits specified in this section. The Administrator may make the adjustments authorized in this section to ensure that the limits of subsection (b) (or any other applicable limits) are not exceeded, regardless of whether such adjustments affect some Participants more than others. This section shall be administered and interpreted in accordance with sections 401(k) and 401(m) of the Code.

          (b) (1) The Actual Deferral Percentage of the Highly Compensated Employees shall not exceed, in any Plan Year, the greater of:

                    (A) one hundred twenty-five percent (125%) of the Actual Deferral Percentage for all other Eligible Participants; or

                    (B) the lesser of two hundred percent (200%) of the Actual Deferral Percentage for all other Eligible Participants or the Actual Deferral Percentage for the other Eligible Participants plus two (2) percentage points.

               (2) The Actual Contribution Percentage of the Highly Compensated Employees shall not exceed, in any Plan Year, the greater of:

                    (A) one hundred twenty five percent (125%) of the Actual Contribution Percentage for all other Eligible Participants; or

                    (B) the lesser of two hundred percent (200%) of the Actual Contribution Percentage for all other Eligible Participants or the Actual Contribution Percentage for the other Eligible Participants plus two (2) percentage points.

               (3) The sum of the Actual Deferral Percentage and the Actual Contribution Percentage for the Highly Compensated Employees shall not exceed, in any Plan Year, the sum of:

                    (A) one hundred twenty-five percent (125%) of the greater of:

                         (i)   the Actual Deferral Percentage of the other
Eligible Participants; or

                         (ii)  the Actual Contribution Percentage of the other
Eligible Participants; and

                    (B)  two plus the lesser of:

                         (i)   the amount in paragraph (3)(A)(i); or

                         (ii)  the amount in paragraph (3)(A)(ii); provided that
the amount in this paragraph (3)(B) shall not exceed two hundred percent (200%) of the lesser of the amount in paragraph (3)(A)(i) or the amount in paragraph
(3)(A)(ii).

               (4) The limitations under section 4.8(b)(3) shall be modified to reflect any higher limitations provided by the Internal Revenue Service under regulations, notices or other official statements.

          (c)  The following terms shall have the meanings specified:

               (1)  Actual Contribution Percentage. The average of the ratios
                    ------------------------------
for a designated group of Employees (calculated separately for each Employee in the group) of the sum of the Company Contributions (other than those treated as part of the Actual Deferral Percentage), Qualified Nonelective Contributions (other than those treated as part of the Actual Deferral Percentage), Employee Contributions and Elective Deferrals (other than those treated as part of the Actual Deferral Percentage) allocated for the applicable year on behalf of the Participant, divided by the Participant's Compensation for such applicable year. The "applicable year" for determining the Actual Contribution Percentage for the group of Highly Compensated Employees shall be the current Plan Year. For all other Eligible Participants, the "applicable year" for determining the Actual Contribution Percentage shall be the immediately preceding Plan Year, unless in accordance with the procedures prescribed by the Internal Revenue Service, the Administrator elects to use the current Plan Year.

               (2)  Actual Deferral Percentage.  The average of the ratios for a
                    --------------------------
designated group of Employees (calculated separately for each Employee in the group) of the sum of the Elective Deferrals, Qualified Nonelective Contributions and Company Contributions (that the Company elects to have treated as part of the Actual Deferral Percentage) allocated for the applicable year on behalf of a Participant, divided by the

Participant's Compensation for such applicable year. The "applicable year" for determining the Actual Deferral Percentage for the group of Highly Compensated Employees shall be the current Plan Year. For all other Eligible Participants, the "applicable year" for determining the Actual Deferral Percentage shall be the immediately preceding Plan Year, unless in accordance with the procedures prescribed by the Internal Revenue Service, the Administrator elects to use the current Plan Year.

               (3)  Compensation. To the extent regulations permit the
                    ------------
definition of Compensation in ARTICLE II to be used, then such definition shall be applied for purposes of this ARTICLE; provided, however, that to the extent such definition is not so permitted, then Compensation shall include all compensation required to be counted under section 414(s) of the Code; provided further, however, that this definition shall not apply for purposes of the definition of Highly Compensated Employee in section 2.21.

               (4)  Eligible Participant.  Any Employee of the Company who is
                    --------------------
authorized under the terms of the Plan to make Elective Deferrals or have Qualified Nonelective Contributions allocated to his or her Account for the Plan Year.

          (d) For purposes of determining whether a plan satisfies the Actual Contribution Percentage test of section 401(m), all Employee and matching contributions that are made under two (2) or more plans that are aggregated for purposes of section 401(a)(4) and 410(b) (other than section 410(b)(2)(A)(ii)) are to be treated as made under a single plan and that if two (2) or more plans are permissively aggregated for purposes of section 401(m), the aggregated plans must also satisfy section 401(a)(4) and 410(b) as though they were a single plan.

          (e)  In calculating the Actual Contribution Percentage for purposes of section 401(m), the actual contribution ratio of a Highly Compensated Employee will be determined by treating all plans subject to section 401(m) under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single plan.

          (f) For purposes of determining whether a plan satisfies the Actual Deferral Percentage test of section 401(k), all elective contributions that are made under two (2) or more plans that are aggregated for purposes of section 401(a)(4) or 410(b) (other than section 410(b)(2)(A)(ii)) are to be treated as made under a single plan and that if two (2) or more plans are permissively aggregated for purposes of section 401(k), the aggregated plans must also satisfy sections 401(a)(4) and 410(b) as though they were a single plan.

          (g)  In calculating the Actual Deferral Percentage for purposes of section 401(k), the actual deferral ratio of a Highly Compensated Employee will be determined by treating all cash or deferred arrangements under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single arrangement.

          (h) An elective contribution will be taken into account under the Actual Deferral Percentage test of section 401(k)(3)(A) of the Code for a Plan Year only if it is allocated to the Employee as of a date within that Plan Year. For this purpose, an elective contribution is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the elective contribution is actually paid to the Trust no later than twelve (12) months after the Plan Year to which the contribution relates.

          (i) For purposes of determining whether a plan satisfies the Actual Contribution Percentage test of section 401(k), all elective contributions that are made under two (2) or more plans that are aggregated for purposes of section 401(a)(4) or

410(b) (other than section 410(b)(2)(A)(ii)) are to be treated as made under a single plan and that if two or more plans are permissively aggregated for purposes of section 401(k), the aggregated plans must also satisfy sections 401(a)(4) and 410(b) as though they were a single plan.

     4.9  Correction of Excess Contributions.
          ----------------------------------

          (a) Excess Contributions shall be corrected as provided in this section. The Administrator may also prevent anticipated Excess Contributions as provided in this section. The Administrator may use any method of correction or prevention provided in this section or any combination thereof, as it determines in its sole discretion. This section shall be administered and interpreted in accordance with sections 401(k) and 401(m) of the Code.

          (b) The Administrator may refuse to accept any or all prospective Elective Deferrals to be contributed by a Participant.

          (c) (1) The Company may, in its sole discretion, elect to contribute, as provided in section 4.1(b), a Qualified Nonelective Contribution in an amount necessary to satisfy any or all of the requirements of section 4.8.

               (2) Qualified Nonelective Contributions for a Plan Year shall only be allocated to the Accounts of Participants who are not Highly Compensated Employees. Qualified Nonelective Contributions shall be allocated first to the Participant with the lowest Compensation for that Plan Year and any remaining Qualified Nonelective Contributions thereafter shall be allocated to the Participant with the next lowest Compensation for that Plan Year. This allocation method shall continue in ascending order of Compensation until all such Qualified Nonelective Contributions are allocated. The allocation to any Participant shall not exceed the limits under section 415 of the Code. If two or more Participants have identical Compensation, the allocations to them shall be proportional.

               (3) Qualified Nonelective Contributions for a Plan Year shall be contributed to the Trust within twelve (12) months after the close of such Plan Year.

               (4) Qualified Nonelective Contributions shall only be allocated to Participants who receive Compensation during the Plan Year for which such contribution is made.

          (d) The Administrator may, during a Plan Year, distribute to a Participant (or such Participant's Beneficiary if the Participant is deceased), any or all Excess Contributions or Excess Deferrals (whether Elective Deferrals, Company Contributions or Qualified Nonelective Contributions) allocable to that Participant's Account for that Plan Year, notwithstanding any contrary provision of the Plan. Such distribution may include earnings or losses (if any) attributable to such amounts, as determined by the Administrator.

          (e) (1) The Administrator may recharacterize any or all Excess Contributions for a Plan Year as Employee contributions in accordance with the provisions of this subsection. Any Excess Contributions that are so recharacterized shall be treated as if the Participant had elected to instead receive cash Compensation on the earliest date that any Elective Deferral made on behalf of the Participant during the Plan Year would have been received had the Participant originally elected to receive such amount in cash and then contributed such amount as an Employee contribution. To the extent required by the Internal Revenue Service, however, such recharacterized Excess Contributions shall continue to be treated as if such amounts were not recharacterized.

               (2) The Administrator shall report any recharacterized Excess Contributions as Employee contributions to the Internal Revenue Service and to the affected Participants at such times and in accordance with such procedures as are required by the Internal Revenue Service. The Administrator shall take such other actions regarding the amounts so recharacterized as may be required by the Internal Revenue Service.

               (3) Excess Contributions may not be recharacterized under this subsection more than two and one-half (2 1/2) months after the close of the Plan Year to which the recharacterization relates. Recharacterization is deemed to occur when the Participant is so notified (as required by the Internal Revenue Service).

               (4) The amount of Excess Contributions to be distributed or recharacterized shall be reduced by excess deferrals previously distributed for the taxable year ending in the same Plan Year and Excess Deferrals to be distributed for a taxable year will be reduced by Excess Contributions previously distributed or recharacterized for the Plan beginning in such taxable year.

          (f) (1) The Administrator may distribute any or all Excess Contributions for a Plan Year in accordance with the provisions of this subsection. Such distribution may only occur after the close of such Plan Year and within twelve (12) months of the close of such Plan Year. In the event of the termination of the Plan, such distribution shall be made within twelve (12) months after such termination. Such distribution shall include the income allocable to the amounts so distributed, as determined under this subsection. The Administrator may make any special allocations of earnings or losses necessary to carry out the provisions of this subsection. A distribution of an Excess Contribution under this subsection may be made without regard to any notice or consent otherwise required pursuant to sections 411(a)(11) and 417 of the Code.

               (2) (A) The income allocable to Excess Contributions distributed under this subsection shall equal the allocable gain or loss for the Plan Year. Income includes all earnings and appreciation, including such items as interest, dividends, rent, royalties, gains from the sale of property, appreciation in the value of stock, bonds, annuity and life insurance contracts, and other property, without regard to whether such appreciation has been realized.

                    (B) The allocable gain or loss for the Plan Year may be determined under any reasonable method consistently applied by the Administrator. Alternatively, the Administrator may, in its discretion, determine such allocable gain or loss for the Plan Year under the method set forth in subparagraph (C).

                    (C) Under this method, the allocable gain or loss for the Plan Year is determined by multiplying the income for the Plan Year allocable to Elective Deferrals (and amounts treated as Elective Deferrals) by a fraction, the numerator of which is the Excess Contributions by the Participant for the Plan Year and the denominator of which is the total Account balance of the Participant attributable to Elective Deferrals (and amounts treated as Elective Deferrals) as of the beginning of the Plan Year, increased by any Elective Deferrals (and amounts treated as Elective Deferrals) by the Participant for the Plan Year.

               (3) Amounts distributed under this subsection (or other provisions of this section) shall first be treated as distributions from the Participant's subaccounts in the following order:

                    (A) from the Participant's Elective Deferral subaccount (if such Excess Contribution is attributable to Elective Deferrals);

                    (B) from the Participant's Qualified Nonelective Contribution subaccount (if such Excess Contribution is attributable to Qualified Nonelective Contributions); and

                    (C) from the Participant's Company Contribution subaccount (if such Excess Contribution is attributable to Company Contributions).

           (g) (1) The term "Excess Contribution" shall mean, with respect to a Plan Year, the excess of the Elective Deferrals (including any Qualified Nonelective Contributions and Matching Contributions that are treated as Elective Deferrals under sections 401(k)(2) and 401(k)(3) of the Code) on behalf of eligible Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under sections 401(k)(2) and 401(k)(3) of the Code.

               (2) Any distribution of Excess Contributions for a Plan Year shall be made to Highly Compensated Employees on the basis of the amount of contributions by, or on behalf of, each such Highly Compensated Employee.

               (3) The amount of Excess Contributions to be distributed or recharacterized shall be reduced by Excess Deferrals previously distributed for the taxable year ending in the same Plan Year and Excess Deferrals to be distributed for a taxable year will be reduced by Excess Contributions previously distributed or recharacterized for the Plan beginning in such taxable year.

     4.10  Correction of Excess Aggregate Contributions.
           --------------------------------------------

           (a) Excess Aggregate Contributions shall be corrected as provided in this section. The Administrator may use any method of correction or prevention provided in this section or any combination thereof, as it determines in its sole discretion. This section shall be administered and interpreted in accordance with sections 401(k) and 401(m) of the Code.

          (b) The Administrator may refuse to accept any or all prospective Elective Deferrals to be contributed to a Participant.

          (c) (1) The Company may, in its sole discretion, elect to contribute, as provided in section 4.1(b), a Qualified Nonelective Contribution in an amount necessary to satisfy any or all of the requirements of section 4.8.

               (2) Qualified Nonelective Contributions for a Plan Year shall only be allocated to the Accounts of Participants who are not Highly Compensated Employees. Qualified Nonelective Contributions shall be allocated first to the Participant with the lowest Compensation for that Plan Year and any remaining Qualified Nonelective contributions thereafter shall be allocated to the Participant with the next lowest compensation for that Plan Year. This allocation method shall continue in ascending order of Compensation until all such Qualified Nonelective Contributions are allocated. The allocation to any Participant shall not exceed the limits under section 415 of the Code. If two or more Participants have identical Compensation, the allocations to them shall be proportional.

               (3) Qualified Nonelective Contributions for a Plan Year shall be contributed to the Trust within twelve (12) months after the close of such Plan Year.

               (4) Qualified Nonelective Contributions shall only be allocated to Participants who receive Compensation during the Plan Year for which such contribution is made.

          (d) The Administrator may, during a Plan Year, distribute to a Participant (or such Participant's Beneficiary if the Participant is deceased), any or all Excess Aggregate Contributions allocable to that Participant's Account for that Plan Year, notwithstanding any contrary provision of the Plan. Such distribution may include earnings or losses (if any) attributable to such amounts, as determined by the Administrator.

          (e) (1) The Administrator may forfeit any or all Excess Aggregate Contributions for a Plan Year in accordance with the provisions of this subsection. The amounts so forfeited shall not include any amounts that are nonforfeitable under section 6.5.

               (2) Any forfeitures under this subsection shall be made in accordance with the procedures for distributions under subsection (f) except that such amounts shall be forfeited instead of being distributed.

          (f) (1) The Administrator may distribute any or all Excess Aggregate Contributions for a Plan Year in accordance with the provisions of this subsection. Such distribution may only occur after the close of such Plan Year and within twelve (12) months of the close of such Plan Year. Such distributions shall be specifically designated by the Administrator as a distribution of Excess Aggregate Contributions. In the event of the complete termination of the Plan, such distribution shall be made within twelve (12) months after such termination. Such distribution shall include the income allocable to the amounts so distributed, as determined under this subsection. The Administrator may make any special allocations of earnings or losses necessary to carry out the provisions of this subsection. A distribution of an Excess Aggregate Contribution under this subsection may be made without regard to any notice or consent otherwise required pursuant to sections 411(a)(11) and 417 of the Code.

               (2) (A) The income allocable to Excess Aggregate Contributions distributed under this subsection shall equal the allocable gain or loss for the Plan Year. Income includes all earnings and appreciation, including such items as interest, dividends, rent, royalties, gains from the sale of property, appreciation in the value of stock, bonds, annuity and life insurance contracts, and other property, without regard to whether such appreciation has been realized.

                    (B) The allocable gain or loss for the Plan Year may be determined under any reasonable method consistently applied by the Administrator. Alternatively, the Administrator may, in its discretion, determine such allocable gain or loss for the Plan Year under the method set forth in subparagraph (C).

                    (C) Under this method, the allocable gain or loss for the Plan Year is determined by multiplying the income for the Plan Year allocable to employee contributions, matching contributions and amounts treated as matching contributions by a fraction, the numerator of which is the Excess Aggregate Contributions for the Participant for the Plan Year and the denominator of which is the total Account balance of the Participant attributable to employee contributions, matching contributions and amounts treated as matching contributions as of the beginning of the Plan Year, increased by the employee contributions, matching contributions and amounts treated as matching contributions for the Participant for the Plan Year.

               (3) Amounts distributed under this subsection (or other provisions of this section) shall first be treated as distributions from the Participant's subaccounts in the following order:

                    (A) from the Participant's Qualified Nonelective Contribution subaccount (if such Excess Aggregate Contribution is attributable to Qualified Nonelective Contributions); and

                    (B) from the Participant's Company Contribution subaccount (if such Excess Aggregate Contribution is attributable to Company
Contributions).

           (g) (1) The term "Excess Aggregate Contribution" shall mean, with respect to a Plan Year, the excess of the aggregate amount of the matching contributions and employee contributions (including any Qualified Nonelective Contributions or elective deferrals taken into account in computing the Actual Contribution Percentage) actually made on behalf of eligible Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under section 401(m)(2)(A) of the Code.

               (2) The terms "employee contributions" and "matching contributions" shall, for purposes of this section, have the meanings set forth in Treas. Reg. (S)1.401(m)-1(f).

               (3) Any distribution of Excess Aggregate Contributions for a Plan Year shall be made to Highly Compensated Employees on the basis of the amount of contributions by, or on behalf of, each such Highly Compensated Employee.

     4.11  Correction of Excess Deferrals.
           ------------------------------

           (a) Excess Deferrals shall be corrected as provided in this section. The Administrator may also prevent anticipated Excess Deferrals as provided in this section. The Administrator may use any method of correction or prevention provided in this section or any combination thereof, as it determines in its sole discretion. A distribution of an Excess Deferral under this section may be made without regard to any notice or consent otherwise required pursuant to sections 411(a)(11) and 417 of the Code.

This section shall be administered and interpreted in accordance with sections 401(k) and 402(g) of the Code.

          (b) The Administrator may refuse to accept any or all prospective Elective Deferrals to be contributed by a Participant.

          (c) (1) The Administrator may distribute any or all Excess Deferrals to the Participant on whose behalf such Excess Deferrals were made before the close of the Applicable Taxable Year. Distributions under this subsection include income allocable to the Excess Distribution so distributed, as determined under this subsection.

               (2) Distribution under this subsection shall only be made if all the following conditions are satisfied:

                    (A) the Participant seeking the distribution designates the distribution as an Excess Deferral;

                    (B) the distribution is made after the date the Excess Deferral is received by the Plan; and

                    (C) the Plan designates the distribution as a distribution of an Excess Deferral.

               (3) The income allocable to the Excess Deferral distributed under this subsection shall be determined in the same manner as under subsection
(d)(3), except that income shall only be determined for the period from the beginning of the Applicable Taxable Year to the date on which the distribution is made.

          (d) (1) The Administrator may distribute any or all Excess Deferrals to the Participant on whose behalf such Excess Deferrals were made after the close of the Applicable Taxable Year. Distribution under this subsection shall only be made if the Participant timely provides the notice required under subsection (d)(2) and such distribution is made after the Applicable Taxable Year and before the first April 15 following the close of the Applicable Taxable Year. Distributions under this subsection shall include income allocable to the Excess Deferrals so distributed, as determined under this subsection.

               (2) Any Participant seeking a distribution of an Excess Deferral in accordance with this subsection must notify the Administrator of such request no later than the first March 15 following the close of the Applicable Taxable Year. The Administrator may agree to accept notification received after such date (but before the first April 15 following the close of the Applicable Taxable Year) if it determines that it would still be administratively practicable to make such distribution in view of the delayed notification. The notification required by this subsection shall be deemed made if a Participant's Elective Deferrals to the Plan in any Plan Year create an Excess Deferral.

               (3) The income allocable to the Excess Deferral distributed under this subsection shall be determined in the same manner as under section 4.9(f)(2), except that the term "Excess Deferrals" shall be substituted for "Excess Contributions" and the term "Applicable Taxable Year" shall be substituted for "Plan Year." The Administrator may make any special allocations of earnings or losses necessary to carry out the provisions of this subsection.

          (e)  The following terms shall have the meanings specified:

               (1)  Applicable Taxable Year. The taxable year (for federal
                    -----------------------
income tax purposes) of the Participant in which an Excess Deferral must be included in gross income (when made) in accordance with section 402(g) of the Code.

               (2)  Excess Deferral. A Participant's Elective Deferrals (and
                    ---------------
other contributions limited by section 402(g) of the Code), for an Applicable Taxable Year that are in excess of the limits imposed by section 402(g) of the Code for such Applicable Taxable Year.

     4.12  Correction of Multiple Use.
           --------------------------

           (a) If the limitations of Treas. Reg. (S)1.401(m)-2 are exceeded for any Plan Year, then correction shall be made in accordance with the provisions of this section. This section shall be administered and interpreted in accordance with sections 401(k) and 401(m) of the Code.

           (b) Any correction required by this section shall be calculated and administered in accordance with the provisions for correcting Excess Contributions (in section 4.9), Excess Aggregate Contributions (in section 4.10) or both, as the Administrator determines in its sole discretion. Any correction required by this section, to the extent possible, shall be made only with respect to those Highly Compensated Employees who are eligible in both the arrangement subject to section 401(k) of the Code and the Plan, as subject to section 401(m) of the Code.

                                   ARTICLE V
                              Individual Accounts
                              -------------------

     5.1   Individual Accounts.  The Administrator shall establish and maintain
           -------------------
an Account in the name of each Participant (and any Beneficiary or other person entitled to a distribution of retirement benefits from the Trust in accordance with the Plan) to which there shall be credited or debited the Participant's share of Elective Deferrals, Rollover Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions and Employer Contributions; the Participant's share of the net earnings or net losses on the investments of the assets of the Trust; distributions from the Participant's Account; and any expenses or liabilities charged to the Participant's Account. The Account shall contain the following subaccounts:

          (a) a Matching Contribution subaccount to which shall be credited (i) each such Participant's Matching Contributions made under section 4.1(a); (ii) the net earnings or net losses attributable to this subaccount from the investment of the assets of the Trust; (iii) distributions from this subaccount and (iv) dividends, capital gains distributions and other earnings received on any shares credited to the Participant's subaccount;

          (b) a Qualified Nonelective Contribution subaccount to which shall be credited (i) each such Participant's Qualified Nonelective Contributions made under section 4.1(b); (ii) the net earnings or net losses attributable to this subaccount from the investment of the assets of the Trust; (iii) distributions from this subaccount and (iv) dividends, capital gains distributions and other earnings received on any shares credited to the Participant's subaccount;

          (c) a Qualified Matching Contribution subaccount to which shall be credited (i) each such Participant's Qualified Matching Contributions made under section 4.1(c); (ii) the net earnings or net losses attributable to this subaccount from the investment of the assets of the Trust; (iii) distributions from this subaccount and (iv) dividends, capital gains distributions and other earnings received on any shares credited to the Participant's subaccount;

          (d) an Elective Deferral subaccount to which shall be credited (i) each such Participant's Elective Deferrals made under section 4.4; (ii) the net earnings or net losses attributable to this subaccount from the investment of the assets of the Trust; (iii) distributions from this subaccount and (iv) dividends, capital gains distributions and other earnings received on any shares credited to the Participant's subaccount;

          (e) a Rollover Contribution subaccount to which shall be credited (i) each such Participant's Rollover Contributions made under section 4.5; (ii) the net earnings or net losses attributable to this subaccount from the investment of the assets of the Trust; (iii) distributions from this subaccount and (iv) dividends, capital gains distributions and other earnings received on any shares credited to the Participant's subaccount; and

          (f)  such other items as the Administrator deems advisable.

     5.2  Allocation of Contributions.
          ---------------------------

          (a)  Elective Deferrals.  Elective Deferrals made by a Participant
               ------------------
shall be allocated to each such Participant's Elective Deferral Contribution subaccount as soon as administrative feasible, but in no event later than the fifteenth (15/th/) business day of the month following the month in which the Elective Deferrals would otherwise have been payable to the Participant.

          (b)  Matching Contributions. Matching Contributions shall be allocated
               ----------------------
to the Account of each Participant in an amount not to exceed fifty percent (50%) of each Participant's first six percent (6%) of Compensation contributed as Elective Deferrals for the Plan Year.

          (c) A Participant's Rollover Contributions shall be allocated to such Participant's Rollover Contribution subaccount as of the last day of the calendar month during which such contributions were received by the Trustees.

          (d) Qualified Nonelective Contributions and Qualified Matching Contributions shall be allocated in accordance with sections 4.9 or 4.10 (whichever is applicable) to each Participant's Qualified Nonelective Contribution or Qualified Matching Contribution subaccount as of the last day of the calendar month in which such contribution is made.

     5.3  Allocation of Forfeitures.  Any forfeiture arising under the Plan for
          -------------------------
a given Plan Year shall be considered for allocation purposes as an Employer Contribution and shall be held, separately invested, and used to reduce future Employer Contributions.

     5.4  Allocation of Earnings.
          ----------------------

          (a) (1) The Administrator, as of each Valuation Date, shall adjust the amounts credited to the Accounts (including Accounts for persons who are no longer Employees) so that the total of such Account balances equals the fair market value of the Trust assets as of such Valuation Date. Except as otherwise provided herein, any changes in the fair market value of the Trust assets since the preceding Valuation Date shall be charged or credited to each Account in the ratio that the balance in each such Account as of the preceding Valuation Date bears to the balances in all Accounts as of that Valuation Date with appropriate adjustments to reflect any distributions, allocations or similar adjustments to such Account or Accounts since that Valuation Date.

               (2) To the extent that separate investment funds are established (as provided in section 5.5), the adjustments required by subsection (a)(1) shall be made by applying subsection (a)(1) separately for each such investment fund so that any changes in the net worth of each such investment fund are charged or credited to the portion of each Account invested in such investment fund in the ratio that the portion of each such Account invested in such investment fund as of the preceding Valuation Date (reduced by any distributions made from that portion of such Account since that Valuation Date) bears to the total amount credited to such investment funds as of that Valuation Date (reduced by distributions made from such investment fund since that Valuation Date).

               (3) Interim valuations, in accordance with the foregoing procedure, may be made at such time or times as the Administrator directs.

          (b) The Administrator may, in its sole discretion, direct the Trustees to segregate and separately invest any Trust assets. If any assets are segregated in this fashion, the earnings or losses on such assets shall be determined apart from other Trust assets and shall be adjusted on each Valuation Date, or at such other times as the Administrator deems necessary, in accordance with this section.

     5.5  Investment Direction.
          --------------------

          (a) The Trustees may, in their discretion, permit Participants, the Beneficiaries of a deceased Participant and any Alternate Payees to self-direct the investment of assets credited to the Account of the Participant, Beneficiary or Alternate Payee. The Trustees shall determine the investment choices to be made available, which may include designated investment funds, specific investments or both. The investment choices made available shall be sufficient to allow compliance with section 404(c) of ERISA.

          (b) (1) If the Trustees permit self-directed investments as described in subsection (a), the Administrator shall establish rules and procedures that it feels are advisable to implement such an investment program. Such rules and procedures shall be consistent with section 404(c) of ERISA.

               (2)  In establishing rules and procedures under subsection
(b)(1), the following shall apply:

                    (A) Each Participant, Beneficiary or Alternate Payee shall affirmatively elect to self-direct the investment of assets in his or her Account, but such election may provide for default investments in the absence of specific directions from such Participant, Beneficiary or Alternate Payee.

                    (B) The investment directions of a Participant shall continue to apply after that Participant's death or incompetence until the Beneficiary (or, if there is more than one Beneficiary for that Account, all of the Beneficiaries), guardian or other representatives provide contrary direction.

                    (C) The Trustees may decline to implement investment designations if such investment in the Trustees' judgment:

                         (i)   would result in a prohibited transaction under
section 4975 of the Code;

                         (ii)  would generate income taxable to the Trust;

                         (iii) would not be in accordance with the Plan and
Trust;

                         (iv)  would cause a fiduciary to maintain the indicia
of ownership of any assets of the Trust outside the jurisdiction of the district courts of the United States other than as permitted by section 404(b) of ERISA and Labor Reg. (S)2550.404b-1;

                         (v)   would jeopardize the Plan's tax qualified status
under the Code;

                         (vi)  could result in a loss in excess of the amount
credited to the Account; or

                         (vii) would violate any other requirements of the Code
or ERISA.

                    (D) The Administrator may establish reasonable restrictions on the frequency with which investment directions may be given, consistent with section 404(c) of ERISA.

                    (E) The Administrator may establish limits on the use of brokers, investment counsel or other advisors that may be utilized, including specifying that all investments must be made through a designated broker or brokers.

                    (F) The Administrator may establish limits on the types of investments that are permitted.

                                  ARTICLE VI
                           Termination of Employment
                           -------------------------

     6.1  Normal Retirement.  Upon a Participant's attainment of Normal
          -----------------
Retirement Age, the entire amount credited to his or her Account as of the last preceding or coinciding Valuation Date shall become vested and nonforfeitable. Subject to section 6.2, the Administrator shall direct the Trustees to distribute to such Participant the amount credited to such Participant's Account in accordance with the provisions of ARTICLE VII.

     6.2  Late Retirement.  If a Participant continues to be an Employee beyond
          ---------------
Normal Retirement Age, any distribution to such Participant shall be deferred until the Participant's Termination of Employment. Until such Termination of Employment, such Participant shall continue to participate on the same basis as before reaching Normal Retirement Age. Upon Termination of Employment, the Administrator shall direct the Trustees to distribute to such Participant the amount credited to such Participant's Account in accordance with the provisions of ARTICLE VII.

     6.3  Disability Retirement.
          ---------------------

          (a) If a Participant is determined to have suffered Total and Permanent Disability, the entire amount credited to the Participant's Account shall become vested and nonforfeitable. The Administrator shall direct the Trustees to distribute to such Participant such vested amounts in accordance with the provisions of ARTICLE VII.

          (b) The Total and Permanent Disability of a Participant shall be determined by the Administrator, in its sole discretion, in accordance with uniform principles consistently applied and upon the basis of such evidence as the Administrator deems necessary and desirable. All determinations of the Administrator regarding Total and Permanent Disability shall be final, conclusive and binding on all Participants and other parties.

     6.4  Termination Due to Death.  Following the death of a Participant,
          ------------------------
further benefits, if any, shall be payable only as provided under ARTICLE VIII.

                                      -48-
     6.5  Other Termination of Employment.
          -------------------------------

          (a) Upon a Participant's Termination of Employment for any reason other than retirement after Normal Retirement Age, death or Total and Permanent Disability, such Participant shall have a nonforfeitable right to the portion of his or her Account attributable to Elective Deferrals, Rollover Contributions, Qualified Nonelective Contributions, and vested Employer Contributions. The remainder of the Participant's Account, if any, shall be forfeited as of the close of the Plan Year in which any of the following occurs:

               (1) a cash-out distribution is made, as described in Treas. Reg.
(S)1.411(a)-7(d)(4); or

               (2) the separated Participant experiences five (5) consecutive one (1) year Breaks in Service.

          (b) Any amounts forfeited shall remain forfeited even if a Participant is subsequently reemployed and readmitted as a Participant in the Plan, unless a restoration is made under section 4.6. A Participant who has not achieved any vesting in Employer Contributions shall be deemed to have received a distribution of zero dollars at the time of his or her Termination of Employment.

          (c) Unless otherwise specified herein, a Participant's Account attributable to Employer Contributions shall vest in accordance with such Participant's Years of Credited Service, determined as follows:

                  Years of
               Credited Service    Vested Percentage
               ----------------    -----------------

               Fewer than 1                0%
               1 but fewer than 2         20%
               2 but fewer than 3         40%
               3 but fewer than 4         60%
               4 but fewer than 5         80%
               5 or more                 100%

          (d) Service performed for a Prior Employer or Affiliated Company shall be counted as Years of Credited Service for purposes of section 6.5(c) for Participants who have at least one (1) Hour of Service credited on or after January 1, 1999.

     6.6  Qualified Domestic Relations Orders.
          -----------------------------------

          (a) Notwithstanding any contrary provision of the Plan, payments shall be made in accordance with any judgment, decree or order determined to be a Qualified Domestic Relations Order.

          (b) (1) If the Plan receives a Domestic Relations Order, the Administrator shall promptly notify the Participant and each Alternate Payee of the receipt of such order and of the Plan's procedures for determining whether such order is a Qualified Domestic Relations Order. The Administrator shall, within a reasonable period after receipt of such order, determine whether it is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of that determination.

               (2) During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined, the Administrator shall separately account for the amounts that would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order.

          (c) (1) A Domestic Relations Order meets the requirements of this subsection only if such order clearly specifies the following:

                    (A) the name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order;

                    (B) the amount or the percentage of the Participant's benefits to be paid by the Plan to each such Alternate Payee or the manner in which such amount or percentage is to be determined;

                    (C) the number of payments or period to which such order applies; and

                    (E) each plan to which such order applies.

               (2) A Domestic Relations Order meets the requirements of this subsection only if such order does not:

                    (A) require the Plan to provide any type or form of benefit or any option not otherwise provided under the Plan;

                    (B) require the Plan to provide increased benefits (determined on the basis of actuarial value); and

                    (C) does not require the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

          (d) A domestic relations order shall not be treated as failing to meet the requirements of section 6.6(c)(2)(A) solely because such order requires that payment of benefits be made to an Alternate Payee:

               (1) in the case of any payment before a Participant has separated from service, on or after the date on which the Participant attains (or would have attained) the Earliest Retirement Date;

               (2) as if the Participant had retired on the date on which such payment is to begin under such order (but taking into account only the present value of the benefits actually accrued and not taking into account the present value of any employer subsidy for early retirement); and

               (3) in any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a qualified joint and survivor annuity with respect to the Alternate Payee and his or her subsequent spouse).

          (e) A domestic relations order shall not be treated as failing to meet the requirements of section 6.6(c)(2)(A) solely because such order requires that payment of benefits be made to an Alternate Payee at a date before the Participant is entitled to receive a distribution. Such distribution shall be made to such Alternate Payee notwithstanding any contrary provision of the Plan.

          (f)  The following terms shall have the meanings specified:

               (1)  Alternate Payee.  Any spouse, former spouse, child or other
                    ---------------
dependent of a Participant who is recognized by a Domestic Relations Order as having a right to benefits under the Plan with respect to such Participant.

               (2)  Domestic Relations Order.  A judgment, decree or order
                    ------------------------
relating to child support, alimony or marital property rights, as defined in section 414(p)(1)(B) of the Code.

               (3)  Earliest Retirement Date.  The earlier of:
                    ------------------------

                    (A) the date on which the Participant is entitled to a distribution under the Plan; or

                    (B)  the later of:

                         (i)  the date the Participant attains age fifty (50);
or

                         (ii) the earliest date on which the Participant could
begin receiving benefits under the Plan if the Participant separated from service.

               (4)  Qualified Domestic Relations Order.  A Domestic Relations
                    ----------------------------------
Order that satisfies the requirements of subsection (c) and section 414(p)(1)(A) of the Code.

          (g) If an Alternate Payee entitled to payment under this section is the spouse or former spouse of a Participant and payment will otherwise be made in an Eligible Rollover Distribution, then such spouse or former spouse may elect that all, or portion, of such payment shall instead be transferred as a Direct Rollover. Such Direct Rollover shall be governed by the requirements of sections 7.3 and 7.4.

          (h) If a Domestic Relations Order directs that payment be made to an Alternate Payee before the Participant's Earliest Retirement Date and such Domestic Relations Order otherwise qualifies as a Qualified Domestic Relations Order, then the Domestic Relations Order shall be treated as a Qualified Domestic Relations Order and such payment shall be made to the Alternate Payee, even though the Participant is not entitled to receive a distribution under the Plan because he or she continues to be an Employee of the Employer.

          (i) This section shall be interpreted and administered in accordance with section 414(p) of the Code.

     6.7  Lost Beneficiary.
          ----------------

          (a) All Participants and Beneficiaries shall have the obligation to keep the Administrator informed of their current address until such time as all benefits due have been paid.

          (b) If any amount is payable to a Participant or Beneficiary who cannot be located to receive such payment, such amount may, at the discretion of the Administrator, be forfeited; provided, however, that if such Participant or Beneficiary subsequently claims the forfeited amount, it shall be reinstated and paid to such Participant or Beneficiary. Such reinstatement may, in the Administrator's sole discretion, be made from Employer Contributions, forfeitures or Trust earnings, and shall be treated as a special allocation that supersedes the normal allocation rules in ARTICLE V.

          (c) If the Administrator has not, after due diligence, located a Participant or Beneficiary who is entitled to payment within three (3) years after the Participant's Termination of Employment, then, at the discretion of the Administrator, such person may be presumed deceased for purposes of this Plan. Any such presumption of death shall be final, conclusive and binding on all parties.

     6.8  Offsets.  Any transfers or payments made from a Participant's Account
          -------
to a person other than the Participant pursuant to the provisions of this Plan shall reduce the Participant's Account and offset any amounts otherwise due to such Participant. Such transfers or payments shall not be considered a forfeiture for purposes of the Plan.

                                  ARTICLE VII
                              Payment of Benefits
                              -------------------

     7.1  General.
          -------

          (a) All pension benefits payable under this Plan shall be paid in the manner and at the times specified in this ARTICLE. Any payments to Participants or Beneficiaries shall be made in cash except as otherwise provided herein. Distributions may be made wholly or partly by an in-kind distribution of assets held by the Trust if the distributee consents to such an in-kind distribution and the Administrator determines that such an in-kind distribution is not administratively burdensome.

          (b) All payment methods and distributions shall comply with the requirements of sections 401(a)(4) and 401(a)(9) of the Code and the regulations thereunder and, if necessary, shall be interpreted to so comply. The provisions of this ARTICLE apply to all amounts credited to an Account, regardless of the source of such amounts. All distributions shall be made over a period not to exceed the life of the Participant receiving the distribution or over the lives of such Participant and his or her Beneficiary and shall comply with the incidental death benefit requirement of section

401(a)(9)(G) of the Code. Distributions shall comply with the regulations under section 401(a)(9) of the Code, including Treas. Regs. (S)1.401(a)(9)-2. The provisions of the Plan reflecting section 401(a)(9) of the Code override any distribution provisions in the Plan inconsistent with section 401(a)(9).

     7.2  Form of Payment.  All payments due under the Plan shall be paid in a
          ---------------
single, lump-sum payment.

     7.3  Direct Rollovers.
          ----------------

          (a) A Participant may elect that all or any portion of a distribution under section 7.2 or section 7.5 that would otherwise be paid as an Eligible Rollover Distribution shall instead be transferred as a Direct Rollover.

          (b) (1) The Administrator shall determine and apply rules and procedures as it deems reasonable with respect to Direct Rollovers in addition to, or in lieu of, those set forth in subsection (b)(2). The Administrator may change such rules and procedures from time to time and shall not be bound by any previous rules and procedures it has applied.

              (2) Unless otherwise determined by the Administrator, the following rules and procedures shall apply to this section:

                   (A) A Direct Rollover shall not be permitted when the amount thereof for the year is expected to be less than two hundred dollars ($200).

                   (B) A Direct Rollover shall not be permitted to more than one Eligible Retirement Plan.

          (c) The following terms shall have the meanings specified:


               (1) Direct Rollover.  An available distribution that is paid
                   ---------------
directly to an Eligible Retirement Plan for the benefit of the distributee.

               (2) Eligible Retirement Plan.  An individual retirement account
                   ------------------------
described in section 408(a) of the Code, an individual retirement annuity (other than an endowment contract) described in section 408(b) of the Code, a qualified trust described in section 401(a) of the Code if such qualified trust is part of a defined contribution plan that permits acceptance of Direct Rollovers or an annuity plan described in section 403(a) of the Code. In the case of a Direct Rollover for the benefit of the spouse or former spouse of a Participant, the term "Eligible Retirement Plan" shall only include an individual retirement account described in section 408(a) of the Code and an individual retirement annuity (other than an endowment contract) described in section 408(b) of the Code.

               (3) Eligible Rollover Distribution.  Any distribution under the
                   ------------------------------
Plan to a Participant, a Participant's spouse or a Participant's former spouse, except for the following:

                   (A) Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made over any one of the following periods:

                       (i) the life of the Participant (or the joint lives of the Participant and the Participant's designated Beneficiary);

                       (ii) the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary); or

                       (iii) a specified period of ten (10) years or more.

                   (B) Any distribution to the extent the distribution is required under section 401(a)(9) of the Code.

                   (C) The portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation described in section 402(e)(4) of the Code).

                   (D) Returns of elective deferrals described in Treas. Reg.
(S)1.415-6(b)(6)(iv) that are returned as a result of the limitations under section 415 of the Code.

                   (E) Corrective distributions of excess contributions and excess deferrals under qualified cash or deferred arrangements as described in Treas. Reg. (S)1.401(k)-1(f)(4) and (S)1.402(g)-1(e)(3), respectively, and corrective distributions of excess aggregate contributions as described in Treas. Reg. (S)1.401(m)-1(e)(3), together with the income allocable to these corrective distributions.

                   (F) Loans treated as distributions under section 72(p) of the Code and not excepted by section 72(p)(2) of the Code.

                   (G) Loans in default that are deemed distributions.

                   (H) Dividends paid on employer securities as described in
section 404(k) of the Code.

                   (I) The costs of life insurance coverage.

                   (J) Similar items designated by the Internal Revenue Service in revenue rulings, notices, and other guidance of general applicability.

     7.4  Notice and Payment Elections.
          ----------------------------

          (a) The Administrator shall provide Participants or other distributees of Eligible Rollover Distributions with a written notice designed to comply with the requirements of section 402(f) of the Code. Such notice shall be provided within a reasonable period of time before making an Eligible Rollover Distribution.

          (b) Any elections concerning the form of payment shall be made on a form prescribed by the Administrator. The Participant or other distributee shall submit a completed form to the Administrator at least thirty (30) days before payment is scheduled to commence, unless the Administrator agrees to a shorter time period. Any election made under this section shall be revocable until thirty (30) days before payment is scheduled to commence.

          (c) An election to have payment made in a Direct Rollover shall only be valid if the Participant or other distributee provides adequate information to the Administrator for the implementation of such Direct Rollover and such reasonable verification as the Administrator may require that the transferee is an Eligible Retirement Plan.

          (d) A Participant or other distributee who fails to timely submit an election in accordance with the requirements of this section after having timely received the notice required under subsection (a) shall be paid in a single, lump-sum.

     7.5  Mandatory Distributions.
          -----------------------

          (a) A Participant who has attained age seventy and one-half (70 1/2) and is required to receive a distribution pursuant to provisions of section 401(a)(9) shall be paid such amounts and at such times as are determined by the Administrator to be necessary to comply with such requirements. Such payments shall be made notwithstanding any contrary provisions of the Plan or election made by such Participant.

          (b) A Participant required to receive distributions under subsection
(a) for a year may elect at any time to withdraw additional amounts from his or her Account. Such election shall be made on a form prescribed by the Administrator. Distribution shall be made as soon as administratively feasible after receipt of such election. The Administrator may prescribe additional rules and procedures to implement this subsection including the establishment of minimum withdrawal requirements and limits on the frequency of such withdrawals.

     7.6  Commencement of Benefits.
          ------------------------

          (a) (1) Except as otherwise provided in this ARTICLE, distribution to a Participant (or Beneficiary) shall commence within a reasonable period of time following the Participant's Total and Permanent Disability, death or Termination of Employment.

               (2) If the vested amount in the Participant's Account exceeds or ever exceeded five thousand dollars ($5,000), then payment to the Participant shall not commence before such Participant has attained age sixty-two (62), unless the Participant submits written consent to the Administrator for such earlier commencement. Such written consent must be obtained not more than ninety (90) days before the commencement of the distribution.

          (b) (1) Distribution shall commence no later than sixty (60) days after the close of the Plan Year in which the latest of the following occurs:

                    (A) the Participant attains Normal Retirement Age;

                    (B) the tenth (10th) anniversary of the year in which the Participant first became a Participant; or

                    (C) the Participant ceases to be an Employee.

               (2) To the extent required by law, distribution to a Participant shall commence no later than April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2).

          (c) If distribution has not commenced in accordance with the foregoing requirements because the Participant could not be located, the amount of benefit cannot be determined or for other similar administrative reasons, then payment retroactive to the required date shall be made.

     7.7  Payments to Incompetents.  If a Participant or Beneficiary entitled to
          ------------------------
receive any benefits hereunder is adjudicated to be legally incapable of giving valid receipt and discharge for such benefits, the benefits may be paid to the duly authorized personal representative of such Participant or Beneficiary.

     7.8  Income Tax Withholding.  To the extent required by section 3405 of the
          ----------------------
Code, distributions and withdrawals from the Plan shall be subject to federal income tax withholding.

                                 ARTICLE VIII
                        Distributions to Beneficiaries
                        ------------------------------

     8.1  General.  Payment of benefits after the death of a Participant (or
          -------
Beneficiary receiving benefits) shall be determined and paid to the Participant's Beneficiary in accordance with this ARTICLE. All amounts credited to the Account of a Participant who is an Employee on the date of his or her death shall be nonforfeitable and fully vested. All payments under this ARTICLE shall be incidental to the retirement benefits otherwise provided for the Participant and shall be limited in accordance with section 401(a)(9) of the Code.

     8.2  Normal Form of Payment.
          ----------------------

          (a) Any payments due after a Participant's death shall be paid to the Participant's Beneficiary (or Beneficiaries) in a single, lump-sum.

          (b) If a Beneficiary entitled to payment under subsection (a) was the spouse or former spouse of the deceased Participant and payment will otherwise be made in an Eligible Rollover Distribution, then such spouse or former spouse may elect that all, or any portion, of such payment shall instead be transferred as a Direct Rollover. Such Direct Rollover shall be governed by the requirements of section 7.3.

     8.3  Beneficiary Designation.
          -----------------------

          (a) A Participant may designate a Beneficiary (including successive or contingent Beneficiaries) in accordance with this section. Such designation shall be on a form prescribed by the Administrator, may include successive or contingent Beneficiaries, shall be effective upon receipt by the Administrator and shall comply with such additional conditions and requirements as the Administrator shall prescribe. The interest of any person as Beneficiary shall automatically cease on his or her death and any further payments from the Plan shall be made to the next successive or contingent Beneficiary.

          (b) A Participant may change his or her Beneficiary designation from time to time, without the consent or knowledge of any previously designated Beneficiary, by filing a new Beneficiary designation form with the Administrator in accordance with subsection (a).

          (c) If a Participant dies without a designated Beneficiary surviving, the Participant's surviving spouse shall be deemed to be such Participant's Beneficiary, but if the deceased Participant does not have a spouse surviving, then such Participant's issue, per stirpes, shall be deemed to be such
                               --- -------
Participant's Beneficiary but if the deceased Participant has neither spouse nor issue surviving, then such Participant's estate shall be deemed to be such Participant's Beneficiary.

          (d) Notwithstanding the foregoing provisions of this section, if a Participant is married at the time of his or her death, such Participant shall be deemed to have designated his or her surviving spouse as Beneficiary, unless such Participant has filed a Beneficiary designation under subsection (a) and such spouse consents in writing to the election (acknowledging the effect of the election and specifically acknowledging the nonspouse Beneficiary) and such consent is witnessed by either the Administrator (or its delegate) or a notary public. Such consent shall not be required if the Participant does not have a spouse or the spouse cannot be located. Such consent shall also not be required if the Participant is legally separated from his or her spouse or the Participant has been abandoned (under applicable local law) and the Participant has a court order to such effect, unless a Qualified Domestic Relations Order provides otherwise. If the Participant's spouse is legally incompetent to give consent, the spouse's legal guardian (even if the guardian is the Participant) may give consent.

     8.4  Commencement of Payment.  Distributions to a Beneficiary shall be made
          -----------------------
so as to comply with any applicable requirements of section 401(a)(9). If the Participant dies before the time when distribution is considered to have commenced, then any remaining portion of the Participant's interest will be distributed within five (5) years after the Participant's death. If a distribution is considered to have commenced before the Participant's death, the remaining interest will be distributed at least as rapidly as under the method of distribution being used as of the date of the Participant's death.

                                  ARTICLE IX
                             Withdrawals and Loans
                             ---------------------

     9.1  Withdrawals.
          -----------

          (a) A Participant may withdraw amounts in his or her Account after attaining age fifty-nine and one-half (59 1/2). Such withdrawals shall only be made in accordance with the following procedures:

               (1) the Participant shall designate in writing the amount to be withdrawn;

               (2) the withdrawal notice shall be filed with the Administrator at least thirty (30) days before payment will be made; and

               (3) not more than two (2) such withdrawals will be permitted in any Plan Year.

          (b) The Administrator may adopt rules providing that not less than a minimum amount, as determined by the Administrator, may be withdrawn by a Participant at any one time.

     9.2  Hardship Withdrawals.
          --------------------

          (a) A Participant who has experienced a hardship, as described in this section, may withdraw amounts from his or her Elective Deferral subaccount to the extent such amounts do not exceed the total undistributed Elective Deferrals made by such Participant. Whether a Participant is entitled to a withdrawal under this section is to be determined by the Administrator in accordance with nondiscriminatory and objective standards. In order to be entitled to a hardship withdrawal under this section, a Participant must satisfy the requirements of both subsection (b) and subsection (c).

          (b) (1) A Participant will be deemed to have experienced an immediate and heavy financial need under the requirements of this subsection if the withdrawal is for:

                    (A) medical expenses described in section 213(d) of the Code incurred by the Participant, the Participant's spouse or any dependents of the Participant;

                    (B) the purchase (excluding mortgage payments) of a principal resident of the Participant;

                    (C) payment of tuition for the next twelve (12) months of post-secondary education for the Participant or his or her spouse, children or dependents; or

                    (D) preventing the eviction of the Participant from his or her principal residence or the foreclosure on the mortgage of the Participant's principal residence.

               (2) The Administrator may, on the basis of such evidence it deems relevant, determine that the Participant has experienced an immediate and heavy financial need for reasons other than those enumerated in this subsection.

          (c) (1) A withdrawal under this subsection will be deemed necessary to satisfy an immediate and heavy financial need of the Participant if it satisfies the requirements of this subsection. To the extent the amount of the withdrawal would be in excess of the amount required to relieve the financial need of the Participant or to the extent such need may be satisfied from other resources that are reasonably available to the Participant, such withdrawal shall not satisfy the requirements of this subsection. For purposes of this subsection, a Participant's resources shall be deemed to include those assets of his or her spouse or minor children that are reasonably available to the Participant.

               (2) A withdrawal may be treated as necessary to satisfy an immediate and heavy financial need of the Participant if the Administrator reasonably relies upon the Participant's representation that the need cannot be relieved:

                    (A) through reimbursement or compensation by insurance or otherwise;

                    (B) by liquidation of the Participant's assets to the extent such liquidation would not itself cause an immediate and heavy financial need;

                    (C)  by cessation of Elective Deferrals under the Plan; or

                    (D) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer or by borrowing from commercial sources on reasonable commercial terms.

               (3) A withdrawal will be deemed to satisfy the requirements of subsection (c) if all of the following requirements are satisfied:

                    (A) The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant;

                    (B) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer;

                    (C) The Plan and all other plans maintained by the Employer limits the Participant's Elective Deferrals for the Participant's next taxable year to the applicable limit under section 402(g) of the Code minus the Participant's Elective Deferrals for the year of the hardship distribution; and

                    (D) The Participant is prohibited, under the Plan or by agreement, from making Elective Deferrals to the Plan and all other plans maintained by the Employer for at least twelve (12) months after the receipt of the hardship distribution.

               (4) The Administrator shall, on the basis of such evidence it deems relevant, determine the amount necessary to satisfy an immediate and heavy financial need of the Participant.

               (d) Such withdrawals shall only be made in accordance with the following procedures:

                    (1) the Participant shall designate in writing the amount to be withdrawn;

                    (2) the withdrawal notice shall be filed with the Administrator at least thirty (30) days before payment will be made (or such shorter period as the Administrator may agree to); and

                    (3) not more than one (1) such withdrawal will be permitted in any calendar quarter.

               (e) The Administrator may adopt rules providing that not less than a minimum amount, as determined by the Administrator may be withdrawn by a Participant at any one time.

     9.3  Loans.
          -----

          (a) (1) Loans may be made to a Participant or Beneficiary as provided under the provisions of this section. A Participant or Beneficiary who is not a party-in-interest (as defined in section 3(14) of ERISA, as amended) shall not be eligible to receive a loan under this ARTICLE. The Administrator shall establish the terms of such loans, consistent with the provisions of this section, and shall make all determinations, such as determinations of default, that may be appropriate.

               (2) The Administrator shall be responsible for the administration of this loan program, which shall be administered in accordance with the provisions of this section. The terms and conditions of any loans are to be determined by the Administrator, in its sole discretion, and may be altered from time to time, with or without notice, as the Administrator so determines, except that once made, a loan may not be altered other than in accordance with the express provisions of the applicable loan agreement.

          (b) (1) A Participant or Beneficiary requesting a loan should contact the Administrator and provide such information as may be required by the Administrator. The Administrator shall require that a Participant or Beneficiary who receives a loan execute a written loan agreement, as prescribed by the Administrator, establishing the terms and conditions of the loan in accordance with this section. Loan requests that comply with all the requirements of this section shall be approved.

               (2)  Loans shall:

                    (A) be made available on a reasonably equivalent basis;

                    (B) be provided on a nondiscriminatory basis;

                    (C) bear a reasonable rate of interest; and

                    (D) be adequately secured.

          (c) (1) The amount of a loan to a Participant or Beneficiary (when added to the outstanding balance of other loans to that Participant or Beneficiary from the Plan) shall not exceed the lesser of:

                    (A) fifty thousand dollars ($50,000), reduced by the excess of the highest outstanding balance of loans from the Plan to that Participant or Beneficiary during the one (1) year period ending on the day before the day the loan is made, over the outstanding balance of loans from the Plan to that Participant or Beneficiary on the date the loan is made; or

                    (B) one-half ( 1/2) of the present value of the Participant's or Beneficiary's nonforfeitable Account balance in the Plan.

               (2) For purposes of this subsection, loans from all plans of the Employer are aggregated.

               (3) Loans made under a qualified retirement plan maintained by a Prior Employer (or any other employer) may be rolled over into this Plan with the approval of the Plan Administrator.

          (d) (1) Loans shall be made on such terms and subject to such limitations as the Administrator may prescribe in accordance with this section.

               (2) Any loan shall, by its terms, require that repayment (principal and interest) be made in substantially level amortization with payments, not less frequently than quarterly, over a period not extending beyond five (5) years from the date of the loan, unless such loan is used to acquire a dwelling unit that, within a reasonable period of time (determined at the time the loan is made) will be used as the principal residence of the Participant or Beneficiary receiving such loan.

               (3) The Administrator may, notwithstanding the foregoing provisions, alter the requirements of this subsection or subsection (c).

          (e) The Administrator shall determine, in its sole discretion, the interest rate for each loan. The interest rate for a given loan shall be set forth in the loan agreement and may be either a fixed or variable rate.

          (f) (1) The Administrator shall require such security for a loan as it deems appropriate. Such security may include the Participant's or Beneficiary's Account balance, the Participant's or Beneficiary's residence (through a primary or lesser mortgage interest) or any other property of the Participant or Beneficiary. The Participant or Beneficiary shall pledge such property as security for such loan.

               (2) Unless a loan is otherwise secured, all of the Participant's or Beneficiary's right, title, and interest in the Trust shall be security for the loan. The loan agreement executed by the Participant or Beneficiary shall provide that, in the event of any default by the Participant or Beneficiary on a loan repayment, the Administrator shall be authorized (to the extent permitted by law) to take any and all actions necessary and appropriate to enforce collection of the unpaid loan, including wage withholding or garnishment from the Participant's or Beneficiary's employer, in accordance with the loan agreement.

               (3) In the event the value of the Participant's or Beneficiary's vested Account balance or other collateral at any time is less than one hundred twenty-five percent (125%) of the outstanding loan balance, the Administrator may request additional collateral of sufficient value to provide such collateral amount. Failure to provide such additional collateral upon a request of the Administrator shall constitute an event of default.

          (g) Except to the extent otherwise explicitly provided in the loan agreement, if a Participant (or Beneficiary) ceases to be a party-in-interest (as defined in section 3(14) of ERISA, as amended) by reason of a Termination of Employment or otherwise, or has collateral that fails to satisfy the requirements of subsection (f)(3) by reason of a Plan distribution or otherwise, the unpaid balance of the loan shall be immediately due and payable and the Administrator may deduct the unpaid balance of the loan (including interest) from any payment or distribution from the Trust to which such Participant or Beneficiary may be entitled. If, after such deduction, there still remains an unpaid balance of any such loan (including interest), then the remaining unpaid balance of such loan (including interest) may be charged against any other property pledged as security with respect to such loan.

          (h) (1) In the event of a default by a Participant or Beneficiary on a loan repayment, all remaining payments on the loan shall be immediately due and payable. The Employer shall, upon the direction of the Administrator (to the extent permitted by law), deduct the total amount of the loan outstanding and any unpaid interest due thereon from the wages or salaries payable to the Participant or Beneficiary in accordance with the Participant's or Beneficiary's loan agreement. In addition, the Administrator may take any other actions necessary and appropriate to enforce collection of the unpaid loan.

               (2) In the event of a default, foreclosure and attachment of any Account balance pledged as collateral will not occur until a distributable event occurs in the Plan. Other collateral may, however, be foreclosed upon immediately following a default.

               (3) For purposes of this section, the term "default" shall mean failure, by a period of at least ten (10) days, to make any loan payment (whether principal or interest or both) that is due and payable and any other event specified to be a default under this section. Neither the Administrator nor any other fiduciary is required to give any written or oral notice of default.

          (i) Unless otherwise established by the Administrator in the applicable loan agreement, the following additional terms and conditions shall apply to any loan:

          (1)  Loans shall be repaid through payroll reductions.

          (2) Plan amounts attributable to elective deferrals (as defined in section 402(g)(3) of the Code) shall only be security for loans to the extent other security is not available.

          (3) Interest paid on a loan and repayments of principal shall be credited to the Account of the Participant who received the loan.

          (4) Only two (2) loans may be outstanding at any time, except that if a Participant has more than two (2) loans outstanding because of a rollover or transfer of a loan from a Prior Employer's Plan (or any other plan), then such Participant may not obtain a new loan until the Participant has fewer than two
(2) loans outstanding.

          (5) Loans shall only be available if the amount borrowed satisfies the minimum loan amount requirements, if any, established by the Administrator (consistent with ERISA and the Code).

                                   ARTICLE X
                      Contribution and Benefit Limitations
                      ------------------------------------

     10.1 Contribution Limits.
          -------------------

          (a) The Annual Additions that may be allocated to a Participant's Account for any Limitation Year shall not exceed the lesser of:

              (1)   thirty thousand dollars ($30,000); or

              (2) twenty-five percent (25%) of the Participant's Compensation for that Limitation Year.

          (b) If the Employer maintains any other Defined Contribution Plans then the limitations in subsection (a) shall be computed with reference to the aggregate Annual Additions for each Participant from all such Defined Contribution Plans.

          (c) If the Annual Additions for a Participant would exceed the limits specified in this section, then the Annual Additions under this Plan for that Participant shall be reduced to the extent necessary to prevent such limits from being exceeded. Such reduction shall be made in accordance with section 10.4.

     10.2 Overall Limits.
          --------------

          (a) If a Participant is participating in both a Defined Contribution Plan and a Defined Benefit Plan of the Employer, then the sum of the Defined Contribution Fraction and the Defined Benefit Fraction for any Limitation Year shall not exceed 1.0.

          (b) If the sum of the Defined Contribution Fraction and the Defined Benefit Fraction would exceed the limits specified in this section, then (unless the necessary reduction in benefit accruals is mandated under the Defined Benefit Plan) the Annual Additions under this Plan for that Participant shall be reduced to the extent necessary to prevent such limits from being exceeded.

          (c) The provisions of this section shall only apply to Limitation Years beginning before January 1, 2000.

     10.3 Annual Adjustments to Limits.  The dollar limits for Annual Additions
          ----------------------------
and the dollar limits in the Defined Benefit Fraction and Defined Contribution Fraction shall be adjusted for cost-of-living to the extent permitted under section 415 of the Code.

     10.4 Excess Amounts.
          --------------

          (a) The foregoing limits shall be limits on the allocation that may be made to a Participant's Accounts in any Limitation Year. If an excess Annual Addition would otherwise result from allocation of forfeitures, reasonable errors in determining Compensation or other comparable reasons, then the Administrator may take any (or all) of the following steps to prevent the excess Annual Additions from being allocated:

               (1) return any contributions from the Participant, as long as such return is nondiscriminatory;

               (2) hold the excess amounts unallocated in a suspense account and apply the balance of the suspense account against Employer Contributions for that Participant made in succeeding years;

               (3) hold the excess amounts unallocated in a suspense account and apply the balance of the suspense account against succeeding year Employer Contributions;

               (4)  reallocate the excess amounts to other Participants.

          (b) Any suspense account established under this section shall not be credited with income or loss unless otherwise directed by the Administrator. If a suspense account under this section is to be applied in a subsequent Limitation Year, then the amounts in the suspense account shall be applied before any Annual Additions (other than forfeitures) are made for such Limitation Year.

     10.5 Definitions.
          -----------

          (a)  The following terms shall have the meanings specified:

               (1)  Annual Addition.  The sum for any Limitation Year of
                    ---------------
additions (not including Rollover Contributions) to a Participant's Account as a result of:

                    (A) Employer Contributions (including Qualified Nonelective Contributions and Elective Deferrals);

                    (B)  Employee contributions;

                    (C)  forfeitures; and

                    (D) amounts described in Code sections 415(l)(1) and 419A(d)(2).

               (2)  Defined Benefit Fraction.  A fraction, the numerator of
                    ------------------------
which is the Projected Annual Benefit of the Participant under all Defined Benefit Plans of the Employer (determined as of the close of the Limitation
Year) and the denominator of which is the Projected Annual Benefit the Participant would have under such plans (determined as of the close of the Limitation Year) if such plans provided an annual benefit equal to the lesser of:

                    (A) the product of 1.25 multiplied by ninety thousand dollars ($90,000); or

               (B) the product of 1.4 multiplied by one hundred percent (100%) of the Participant's average Compensation for the Participant's three (3) consecutive Years of Service that produce the highest average Compensation.

          (3)  Defined Benefit Plan.  Any plan qualified under section
               --------------------
401(a) of the Code that is not a Defined Contribution Plan.

          (4)  Defined Contribution Fraction.  A fraction, the numerator of
               -----------------------------
which is the sum of the Annual Additions to the Participant's Accounts as of the close of the Limitation Year, and the denominator of which is equal to the sum of the lesser of the following amounts determined for such Limitation Year and for each prior Year of Service with the Employer:

               (A) the product of 1.25 multiplied by thirty thousand dollars ($30,000); or

               (B) the product of 1.4 multiplied by twenty-five percent (25%) of the Participant's Compensation.

          (5)  Defined Contribution Plan.  A plan qualified under section 401(a)
               -------------------------
of the Code that provides an individual account for each Participant and benefits based solely on the amount contributed to the Participant's account, plus any income, expenses, gains and losses, and forfeitures of other Participants which may be allocated to such Participant's account.

          (6)  Limitation Year.  The Plan Year, until the Company adopts a
               ---------------
different Limitation Year.

               (7)  Projected Annual Benefit.  The annual benefit to which a
                    ------------------------
Participant would be entitled, assuming:

                    (A) the Participant continues in employment until Normal Retirement Age under the Plan;

                    (B) the Participant's Compensation for the Limitation Year remains the same until such Normal Retirement Age; and

                    (C) all other relevant factors under the Plan for the Limitation Year will remain constant.

          (b) For purposes of this ARTICLE, the term "Compensation" shall mean all of the wages as defined in section 3401(a) of the Code (for purposes of income tax withholding at the source), but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed. This definition shall be interpreted in a manner consistent with the requirements of section 415 of the Code. Compensation shall also include salary reduction amounts under section 125 cafeteria plans and section 401(k), 403(b) and 457 plans.

                                   ARTICLE XI
                                Top-Heavy Rules
                                ---------------

     11.1 General.  This ARTICLE shall only be applicable if the Plan becomes a
          -------
Top-Heavy Plan under section 416 of the Code. If the Plan does not become a Top-Heavy Plan, then none of the provisions of this ARTICLE shall be operative. The provisions of this ARTICLE shall be interpreted and applied in a manner consistent with the requirements of section 416 of the Code and the regulations thereunder.

     11.2 Vesting.
          -------

          (a) If the Plan becomes a Top-Heavy Plan, then amounts in a Participant's Account attributable to Employer Contributions shall be vested in accordance with this section, in lieu of section 6.5, to the extent this section produces a greater degree of vesting. This section shall only apply to Participants who have at least an Hour of Service after the Plan becomes a Top-Heavy Plan.

          (b) If applicable, amounts in a Participant's Account attributable to Employer Contributions shall vest as follows:

                    Years of
               Top Heavy Service                  Vested Percentage
               -----------------                  -----------------

               Fewer than 1                            0%
               1 but less than 2                      20%
               2 but less than 3                      40%
               3 but less than 4                      60%
               4 but less than 5                      80%
               5 or more                             100%

          (c) If the Plan ceases to be a Top-Heavy Plan, then subsection (b) shall no longer be applicable; provided, however, that in no event shall the vested percentage of any Participant be reduced by reason of the Plan ceasing to be a Top-Heavy Plan. Subsection (b) shall nevertheless continue to apply for any Participant who was previously covered by it and who has at least three (3) Years of Top-Heavy Service.

     11.3 Minimum Contribution.
          --------------------

          (a) For each Plan Year that the Plan is a Top-Heavy Plan, the Employer shall make an Employer Contribution to be allocated directly to the Account of each Non-Key Employee as set forth in this section and ARTICLE V.

          (b) The amount of the Employer Contribution (and forfeitures) required to be contributed and allocated for a Plan Year by this section is three percent (3%) of the Top-Heavy Compensation for that Plan Year of each Non-Key Employee who is both a Participant and an Employee on the last day of the Plan Year for which the Employer Contribution is made, with adjustments as provided herein. If the Employer Contribution allocated to the Accounts of each Key Employee for a Plan Year is less than three percent (3%) of his or her Top-Heavy Compensation, then the Employer Contribution required by the preceding sentence shall be reduced for that Plan Year to the same percentage of Top-Heavy Compensation that was allocated to the Account of the Key Employee whose Account received the greatest allocation of Employer Contributions for that Plan Year, when computed as a percentage of Top-Heavy Compensation.

          (c) The contribution required by this section shall be reduced for a Plan Year to the extent of any Employer Contributions made and allocated under this Plan or any other contributions from the Employer made and allocated under this or any other Aggregated Plans. Elective Deferrals shall be treated as if they were Employer Contributions for purposes of determining any minimum contributions required under subsection (b).

     11.4  Definitions.
           -----------

           (a) The following terms shall have the meanings specified herein:

               (1)  Aggregated Plans.
                    ----------------

                    (A) The Plan, any plan that is part of a "required aggregation group" and any plan that is part of a "permissive aggregation group" that the Employer treats as an Aggregated Plan.

                    (B) The "required aggregation group" consists of each plan of the Employer in which a Key Employee participates (in the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years) and each other plan of the Employer which enables any plan of the Employer in which a Key Employee participates to meet the requirements of section 401(a)(4) or section 410(b) of the Code. Also included in the required aggregation group shall be any terminated plan that covered a Key Employee and was maintained within the five (5) year period ending on the Determination Date.

                    (C) The "permissive aggregation group" consists of any plan not included in the "required aggregation group" if the Aggregated Plan described in subparagraph (A) above would continue to meet the requirements of section 401(a)(4) and 410 of the Code with such additional plan being taken into account.

               (2)  Determination Date. The last day of the preceding Plan
                        ------------------
Year, or, in the case of the first plan year of any plan, the last day of such plan year. The computations made on the Determination Date shall utilize information from the immediately preceding Valuation Date.

               (3)  Key Employee.
                    ------------

                    (A) An Employee (or former Employee) who, at any time during the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years, is:

                         (i)   An officer of the Employer with annual Top-Heavy
Compensation for the Plan Year greater than fifty percent (50%) of the amount in effect under section 415(c)(1)(A) of the Code for the calendar year in which that Plan Year ends;

                         (ii)  one of the ten (10) Employees owning (or
considered as owning under section 318 of the Code) the largest interest in the Employer, who has more than one-half of one percent (.5%) interest in the Employer, and who has annual Top-Heavy Compensation for the Plan Year at least equal to the maximum dollar limitation under section 415(c)(1)(A) of the Code for the calendar year in which that Plan Year ends;

                         (iii)  a five percent (5%) or greater shareholder in
the Employer; or

                         (iv)   a one percent (1%) shareholder in the Employer
with annual Top-Heavy Compensation from the Employer of more than one hundred fifty thousand dollars ($150,000).

                    (B) For purposes of paragraphs (3)(A)(iii) and (3)(A)(iv), the rules of section 414(b), (c) and (m) of the Code shall not apply. Beneficiaries of an Employee shall acquire the character of such Employee and inherited benefits will retain the character of the benefits of the Employee who performed services.

               (4) Non-Key Employee.  Any Employee who is not a Key Employee.
                   ----------------

               (5) Super Top-Heavy Plan. A Top-Heavy Plan in which the sum of
                   --------------------
the present value of the cumulative accrued benefits and accounts for Key Employees exceeds ninety percent (90%) of the comparable sum determined for all Employees. The foregoing determination shall be made in the same manner as the determination of a Top-Heavy Plan under this section.

               (6) Top-Heavy Compensation. The term Top-Heavy Compensation shall
                   ----------------------
have the same meaning as the term Compensation has under section 10.5(b).

               (7) Top-Heavy Plan. The Plan is a Top-Heavy Plan for a Plan Year
                   --------------
if, as of the Determination Date for that Plan Year, the sum of (i) the present value of the cumulative accrued benefits for Key Employees under all Defined Benefit Plans that are Aggregated Plans and (ii) the aggregate of the accounts of Key Employees under all Defined Contribution Plans that are Aggregated Plans exceeds sixty percent (60%) of the comparable sum determined for all Employees.

               (8) Years of Top-Heavy Service. The number of Years of Service
                   --------------------------
with the Employer that might be counted under section 411(a) of the Code, disregarding all service that may be disregarded under section 411(a)(4) of the Code. Such service shall be computed by reference to each Participant's Vesting Computation Periods.

          (b) The definitions in this section and the provisions of this ARTICLE shall be interpreted in a manner consistent with section 416 of the Code.

     11.5 Special Rules.
          -------------

          (a) For purposes of determining the present value of the cumulative accrued benefit for any Participant or the amount of the Account of any Participant, such present value or amount shall be increased by the aggregate distributions made with respect to such Participant under the Plan during the Plan Year that includes the Determination Date and the four (4) preceding Plan Years (if such amounts would otherwise have been omitted).

          (b) (1) In the case of unrelated rollovers and transfers, (i) the plan making the distribution or transfer is to count the distribution as a distribution under section 416(g)(3) of the Code, and (ii) the plan accepting the rollover or transfer is not to consider the rollover or transfer as part of the accrued benefit if such rollover or transfer was accepted after December 31, 1983, but is to consider it as part of the accrued benefit if such rollover or transfer was accepted before January 1, 1984. For this purpose, rollovers and transfers are to be considered unrelated if they are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer.

               (2) In the case of related rollovers and transfers, the plan making the distribution or transfer is not to count the distribution or transfer under section 416(g)(3) of the Code, and the plan accepting the rollover or transfer counts the rollover or transfer in the present value of the accrued benefits. For this purpose, rollovers and transfers are to be considered related if they are not unrelated under subsection (b)(1).

          (c) If any individual is a Non-Key Employee with respect to any plan for any Plan Year, but such individual was a Key Employee with respect to such plan for any prior Plan Year, any accrued benefit for such Employee (and the account of such Employee) shall not be taken into account.

          (d) Beneficiaries of Key Employees and former Key Employees are considered to be Key Employees and Beneficiaries of Non-Key Employees and former Non-Key Employees are considered to be Non-Key Employees.

          (e) The accrued benefit of an Employee who has not performed any service for the Employer maintaining the Plan at any time during the five (5) year period ending on the Determination Date is excluded from the calculation to determine top-heaviness. However, if an Employee performs no services, such Employee's total accrued benefit is included in the calculation for top-heaviness.

     11.6 Adjustment of Limitations.
          -------------------------

          (a) If this section is applicable, then the contribution and benefit limitations in section 10.5 shall be reduced. Such reduction shall be made by modifying section 10.5(a)(2)(A) of the definition of Defined Benefit Fraction to instead be "(A) the product of 1.0 multiplied by ninety thousand dollars ($90,000), or" and by modifying section 10.5(a)(4)(A) of the definition of Defined Contribution Fraction to instead be "(A) the product of 1.0 multiplied by thirty thousand dollars ($30,000), or".

          (b) This section shall be applicable for any Plan Year in which either:

               (1) the Plan is a Super Top-Heavy Plan, or

               (2) the Plan both is a Top-Heavy Plan (but not a Super Top-Heavy
Plan) and provides Employer Contributions (and forfeitures) to the Account of any

Non-Key Employee in an amount less than four percent (4%) of such Participant's Top-Heavy Compensation, as determined in accordance with section 11.3(b).


                                  ARTICLE XII
                           Administration of the Plan
                           --------------------------

     12.1 Committee as Administrator.  The committee appointed in this section
          --------------------------
shall be the Administrator of the Plan. The name of the committee shall be the Retirement Committee, shall be appointed by the Board and shall consist of at least two (2) but not more than five (5) individuals. Members of the committee shall continue to serve until their death, resignation or removal. The committee and its members shall be the named fiduciaries of the Plan. If at any time any of the positions on the committee shall be vacant, the Board may make such interim appointments to the committee as in its judgment shall be necessary to ensure effective administration of the Plan. The Board may at any time, without advance notice and for any reason, remove a member of the committee by written notice to such member.

     12.2 Procedures.
          ----------

          (a) All resolutions or other actions taken by the Retirement Committee at a meeting shall be by the affirmative vote of a majority of those present at the meeting. More than half of the members must be present to constitute a quorum for a meeting. Any two members of the Retirement Committee may sign any document or instrument requiring the signature of the committee or otherwise act on behalf of the committee, unless otherwise directed by the committee.

          (b) The Retirement Committee shall establish such procedures and rules of conduct as it shall deem advisable.

     12.3 Bond and Compensation.  The members of the Retirement Committee shall
          ---------------------
serve without bond, except as otherwise required by law, and without compensation for their services as such.

     12.4 Duties of the Committee.  The Retirement Committee shall undertake all
          -----------------------
duties assigned to it under the Plan and shall undertake all actions, express or implied, necessary for the proper administration of the Plan. The Administrator's duties and responsibilities include, but are not limited to, the following:

          (a) adopting and enforcing such rules and regulations that it deems necessary or appropriate for the administration of the Plan in accordance with applicable law;

          (b) interpreting the Plan, with its good faith interpretation thereof to be final and conclusive on any Employee, former Employee, Participant, former Participant, Beneficiary or other party;

          (c) deciding, in its discretion, all questions concerning the Plan, including questions of fact and law and the eligibility of any person to participate in the Plan;

          (d) computing the amounts to be distributed to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan, determining the person or persons to whom such amounts will be distributed and determining when such amounts will be distributed;

          (e) authorizing the payment of distributions;

          (f) keeping such records and submitting such filings, election, applications, returns or other documents or forms as may be required under the Code and applicable regulations under ERISA, or under other federal, state or local law and regulations; and

          (g) appointing such agents, counsel, accountants and consultants as may be required to assist in administering the Plan.


     12.5 Allocation and Delegation of Responsibilities.
          ---------------------------------------------

          (a) The members of the Retirement Committee (and any other named Fiduciaries) may allocate any duties and responsibilities under the Plan and Trust among themselves in any mutually agreed upon manner. Such allocation shall be in a written document, signed by all members of the Retirement Committee (and any other named Fiduciaries), which shall specifically set forth this allocation of duties and responsibilities.

          (b) Except as otherwise provided in ERISA, the Retirement Committee may delegate its duties and responsibilities under the Plan and Trust. The persons to whom such delegation may be made shall include, but are not limited to, professional administrators, investment managers, investment advisers and custodians.

          (c) Notwithstanding the foregoing provisions of this section, any responsibilities to manage or control Plan assets (other than the power to appoint an investment manager) assigned to the Trustees by the Trust shall not be allocated or delegated to anyone other than the Trustees.

     12.6 Committee Accounts.  The Retirement Committee shall maintain accounts
          ------------------
showing the fiscal transactions of the Plan.

     12.7  Company to Furnish Information.  To enable the Retirement Committee
           ------------------------------
to perform its functions, the Company shall supply full and timely information to the committee on all matters relating to the pay of all Participants, their retirement, death or other cause of Termination of Employment, and such other pertinent facts as the Retirement Committee may require.

     12.8  Expenses.  All expenses of Plan administration and operation,
           --------
including the fees of any agents or counsel employed and including any expenses attributable to a termination of the Plan or Trust, shall be paid by the Company. Any expenses that the Company fails to pay, including any expenses attributable to a termination of the Plan and Trust, shall be charged to the Trust. All investment related expenses, including transactional fees and similar charges charged by brokerage houses, will be paid by the Company and then charged directly against the Accounts of Participants from whom such expenses were incurred.

     12.9  Indemnification.  The Company hereby agrees to indemnify each and
           ---------------
every individual Trustee, member of the Retirement Committee or Employee acting on behalf of the committee or Trustees for any expenses or liabilities (other than those due to willful misconduct) actually incurred in the performance of their duties under the Plan and Trust.

     12.10 Reports.  The Retirement Committee shall be responsible for filing
           -------
all forms, reports and documents required by law and for providing all necessary notices to Employees and Beneficiaries, including those respecting the adoption and qualification of the Plan.

                                  ARTICLE XIII
                                Claims Procedure
                                ----------------

     13.1 Claims Submission.
          -----------------

          (a) All claims for benefits under the Plan by a Participant or Beneficiary, regardless of the nature of the claim, shall be initially submitted in writing to the Administrator. Such claims shall be submitted within a reasonable period of time after the date such benefit was, or was purported to be, available to the Participant or Beneficiary, with such determination of reasonableness to be made by the Administrator in its sole discretion. All claims must adequately state the basis for the claim including a statement of all pertinent facts and applicable law, except to the extent expressly waived by the Administrator. The Administrator may prescribe additional procedural requirements for claims, not inconsistent herewith.

          (b) In the event that a Participant or Beneficiary does not receive any Plan benefit that is claimed, such Participant or Beneficiary shall be entitled to consideration and review as provided in this ARTICLE. Such consideration and review shall be conducted in a manner designed to comply with section 503 of ERISA.

          (c) Failure to follow the requirements of this ARTICLE shall result in the denial of the claim submitted. The Participant or Beneficiary submitting such deficient claim shall be deemed to have not exhausted his or her administrative remedies under the Plan.

     13.2 Claim Review.  Upon receipt of any written claim for benefits, the
          ------------
Administrator shall be notified and shall give due consideration to the claim presented. If the claim is denied to any extent by the Administrator, the Administrator shall furnish the claimant with a written notice setting forth (in a manner calculated to be understood by the claimant):

          (a) the specific reason or reasons for denial of the claim;

          (b) a specific reference to the Plan provisions on which the denial is based;

          (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

          (d) an explanation of the provisions of this ARTICLE.

     13.3 Right of Appeal.  A claimant who has a claim denied under section 13.2
          ---------------
may appeal to the Administrator for reconsideration of that claim. A request for reconsideration under this section must be filed by written notice within sixty
(60) days after receipt by the claimant of the notice of denial under section 13.2.

     13.4 Review of Appeal.  Upon receipt of an appeal the Administrator shall
          ----------------
promptly take action to give due consideration to the appeal. Such consideration may include a hearing of the parties involved, if the Administrator feels such a hearing is necessary. In preparing for this appeal the claimant shall be given the right to review pertinent documents and the right to submit in writing a statement of issues and comments. After consideration of the merits of the appeal, the Administrator shall issue a written decision which shall be binding on all parties. The decision shall be written in a manner calculated to be understood by the claimant and shall specifically state its reasons and pertinent Plan provisions on which it relies. The Trustees' decision shall be issued within sixty (60) days after the appeal is filed, except that if a hearing is held, the decision may be issued within one hundred twenty (120) days after the appeal is filed.

     13.5 Designation.  The Administrator may designate one or more of its
          -----------
members or any other person of its choosing to make any determination otherwise required under this ARTICLE.

                                  ARTICLE XIV
                                  Amendments
                                  ----------

     14.1 Right to Amend.  The Company reserves the right to amend this Plan at
          --------------
any time, in whole or in part, before or after a termination of the Plan, by an instrument in writing executed by the Company. The Company shall furnish the Administrator and the Trustees with a copy of any amendment adopted within thirty (30) days after such amendment is adopted or effective, whichever is later.

     14.2 Limitations.  An amendment of this Plan shall not:
          -----------

          (a) reduce any vested right or interest to which any Participant or Beneficiary is then entitled under this Plan or otherwise reduce the vested rights of a Participant in violation of section 411(d)(6) of the Code;

          (b) vest in the Employer any interest or control over any assets of the Trust;

          (c) cause any assets of the Trust to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their Beneficiaries; or

          (d) change any of the rights, duties or powers of the Trustees without their written consent.

     14.3 Amendment to Vesting Schedule.  Any amendment that modifies the
          -----------------------------
vesting provisions of section 6.5 shall either:

          (a) provide for a rate of vesting that is at least as rapid for any Participant as the vesting schedule previously in effect; or

          (b) provide that any adversely affected Participant with at least three (3) Years of Service may elect, in writing, to remain under the vesting schedule in effect prior to the amendment. Such election must be made within sixty (60) days after the later of the:

               (1)  adoption of the amendment;

               (2)  effective date of the amendment; or

               (3)  issuance by the Company of written notice of the amendment.

                                   ARTICLE XV
                                  Termination
                                  -----------

     15.1 Right to Terminate.  The Company may terminate this Plan by an
          ------------------
instrument in writing executed by the Company. The Company shall furnish the Administrator and the Trustees with a copy of such written instrument within thirty (30) days after it is adopted or effective, whichever is later. Neither a temporary cessation nor the suspension of Employer Contributions shall be deemed to be a termination of this Plan.

     15.2 Full Vesting on Termination.  Upon termination of this Plan, or
          ---------------------------
permanent discontinuance of Employer Contributions hereunder, with or without written notification, the rights of each Participant to the amounts credited to that Participant's Account at such time shall be fully vested and nonforfeitable.

     15.3 Partial Termination.  In the event a partial termination of the Plan
          -------------------
is deemed to have occurred, each Participant affected shall be fully vested in the amounts credited to that Participant's Account with respect to which the partial termination has occurred. The Trustees shall hold such assets under the Trust until a distribution is otherwise required (determined without regard to this section).

     15.4 Distribution on Termination.
          ---------------------------

          (a) (1) If the Plan is terminated, or contributions permanently discontinued, the Employer, at its discretion, may (at that time or at any later time) direct the Trustees to distribute the amounts in a Participant's Account in accordance with the distribution provisions of the Plan. If the Plan does not offer an annuity option, then such distribution shall, notwithstanding any prior provisions of the Plan, be made in a single lump-sum without the Participant's consent as to the form or timing of such distribution. If, however, the Employer maintains another defined contribution plan (other than an employee stock ownership plan), then the preceding sentence shall not apply and the Employer, at its discretion, may direct such distributions to be made as a direct transfer to such other plan without the Participant's consent, if the Participant does not consent to an immediate distribution.

               (2)  If the Employer does not direct distribution under paragraph
(1), each Participant's Account shall be maintained until distributed in accordance with the provisions of the Plan (determined without regard to this section) as though the Plan had not been terminated or contributions discontinued.

          (b) If the Administrator determines that it is administratively impracticable to make distributions under this section in cash or that it would be in the Participant's best interest to make some or all of the distributions with in-kind property, it shall offer all Participants and Beneficiaries entitled to a distribution under this section a reasonable opportunity to elect to receive a distribution of the in-kind property being distributed by the Trust. Those Participants and Beneficiaries so electing shall receive a proportionate share of such in-kind property in the form (outright, in trust or in partnership) that the Administrator determines will provide the most feasible method of distribution.

          (c) (1) Amounts attributable to elective contributions shall only be distributable by reason of this section if one of the following is applicable:

                    (A) the Plan is terminated without the establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan);

                    (B) the Employer has a sale or other disposition to an unrelated corporation of substantially all of the assets used by the Employer in a trade or business of the Employer with respect to an Employee who continues employment with the corporation acquiring such assets; or

                    (C) the Employer has a sale or other disposition to an unrelated entity of the Employer's interest in a subsidiary with respect to an Employee who continues employment with such subsidiary.

               (2) For purposes of this section, the term "elective contributions" means employer contributions made to the Plan that were subject to a cash or deferred election under a cash or deferred arrangement.

     15.5 Affect on Benefits.  A termination of the Plan or a permanent
          ------------------
discontinuance of contributions thereto will not affect the validity of the Trust or the rights and duties of the Trustees thereunder to pay benefits as provided in this Plan.

                                  ARTICLE XVI
                                 Miscellaneous
                                 -------------

     16.1 IRS Approval.  Notwithstanding anything in this instrument to the
          ------------
contrary, if the Internal Revenue Service shall fail or refuse to issue its initial determination that the Plan qualifies under section 401(a) of the Code and the Trust qualifies under section 501(a) of the Code, then the Plan and Trust, at the election of the Employer, shall be void as of the Effective Date and all Employer Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions, Elective Deferrals and Rollover Contributions (including earnings or losses attributable thereto) shall be returned to the respective parties making such contributions.

     16.2 No Assignment.
          -------------

          (a) Except as provided herein, the right of any Participant or Beneficiary to any benefit or to any payment hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind.

          (b) Subsection (a) shall not apply to any payment or transfer permitted by the Internal Revenue Service pursuant to regulations issued under section 401(a)(13) of the Code.

          (c) Subsection (a) shall not apply to any payment or transfer pursuant to a Qualified Domestic Relations Order.

          (d) Subsection (a) shall not apply to any payment or transfer to the Trust in accordance with section 401(a)(13)(C) of the Code to satisfy the Participant's liabilities to the Plan or Trust in any one or more of the following circumstances:

               (1) the Participant is convicted of a crime involving the Plan;

               (2) a civil judgment (or consent order or decree) in an action is brought against the Participant in connection with an ERISA fiduciary violation; or

               (3) the Participant enters into a settlement agreement with the Department of Labor or the Pension Benefit Guaranty Corporation over an ERISA fiduciary violation.

     16.3 Merger.  In the event of a merger, consolidation or transfer of assets
          ------
or liabilities of this Plan and Trust to any other plan, each Participant or Beneficiary shall be entitled to receive a benefit immediately after the merger, consolidation or transfer (as if the Plan were terminated) at least equal to the benefit that would have been receivable immediately before the merger, consolidation or transfer (as if the Plan were terminated).

     16.4 Governing Law.  This Plan shall be governed by, construed and
          -------------
administered in accordance with ERISA and any other applicable federal law; provided, however, that to the extent not preempted by federal law this Plan shall be governed by, construed and administered under the laws of the State of Delaware, other than its laws respecting choice of law.

     16.5 Construction.  The provisions of this Plan shall be interpreted and
          ------------
construed in accordance with the requirements of the Code and ERISA. Any amendment or restatement of the Plan or Trust that would otherwise violate the requirements of section 411(d)(6) of the Code or otherwise cause the Plan or Trust to cease to be qualified under section 401(a) of the Code shall be deemed to be invalid. Capitalized terms shall have meanings as defined herein. Singular nouns shall be read as plural, masculine pronouns shall be read as feminine and vice versa, as appropriate. References to "section" or "ARTICLE" shall be read as references to appropriate provisions of this Plan, unless otherwise indicated.

     16.6 Company Determinations.  Any determinations, actions or decisions of
          ----------------------
the Company (including but not limited to, Plan amendments and Plan termination) shall be made by its board of directors in accordance with its established procedures or by such other individuals, groups or organizations that have been properly delegated by the board of directors to make such determination or decision.

     16.7 Counterpart Originals.  This document may be executed in more than one
          ---------------------
counterpart original.

     16.8 Affect on Employment Rights.  Neither the existence of the Plan and
          ---------------------------
Trust nor the substance of any of their provisions shall have any affect on the employment rights of any Employee.

     IN WITNESS WHEREOF, the Company, on behalf of the Employers, has caused this Plan to be executed by a duly authorized officer this ____ day of _________________________, 1999.

Attest:                       UNITED RENTALS, INC.



                           By:
_________________________     __________________________________________
                              Wayland R. Hicks, Chief Operating Officer

                                   APPENDIX A

                       Adopting Non-Affiliated Employers
                       ---------------------------------


1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
11.
12.
13.
14.
15.
16.
17.
18.
19.
20.

                                 Amendment #1
                  United Rentals, Inc. 401(k) Investment Plan

          United Rentals, Inc. (the "Company") hereby adopts this Amendment to the United Rentals, Inc. 401(k) Investment Plan ("Plan") on this 18th day of April, 2000.

     WHEREAS, section 14.1 of the Plan provides the Company with the right to amend the Plan; and

     WHEREAS, the Company wishes to amend the Plan to liberalize the requirements that employees must meet for entry into participation in the Plan.

     NOW, THEREFORE, the Plan is hereby amended, effective May 1, 2000, as follows:

Section 2.13 of the Plan is amended in its entirety to read as follows:

     Employee.  Except to the extent otherwise provided herein, any person
     ---------
employed by an Employer, who is expressly so designated as an Employee on the books and records of the Employer, and who is treated as such by the Employer for federal employment tax purposes. Any person who, after the close of a Plan Year, is retroactively treated by the Employer or any other party as an Employee for such prior Plan Year shall not, for purposes of the Plan, be considered an Employee for such prior Plan Year unless expressly so treated as such by the Employer. The term "Employee" shall only include individuals who have attained age twenty-one (21).

Section 2.17 of the Plan is amended in its entirety to read as follows:

     Entry Dates.  The first day following the date an Employee meets the
     ------------
eligibility requirements.

Section 3.1(a) of the Plan is amended in its entirety to read as follows:

     (a) Except as described in subsections (b), (c), (d), (e) and (f) below, each Employee and any person who subsequently becomes an Employee shall be entitled to become a Participant on the first day following the Employee's six
(6) month anniversary of his or her Employment Commencement Date and attainment of age twenty-one (21).

Section 3.1(d) of the Plan is amended in its entirety to read as follows:

     (d) If an Employee who has satisfied the participation requirements fails to join the Plan and the Employee separates from employment but subsequently becomes an Employee again, then such Employee shall, on reemployment by the Employer, be immediately eligible to join the Plan.

Section 3.1(f) of the Plan is amended in its entirety to read as follows:

     (f) If an Employee who is eligible to participate in the Plan does not join the Plan when he or she is first eligible to join, then such Employee may subsequently join the Plan on any subsequent day provided the Employee completes and submits a salary reduction form to the Plan Administrator.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer on the date first hereinabove set forth, effective as herein set forth.

Attest:                                 UNITED RENTALS, INC.


_______________________             By: -------------------------------
                                        [name and title]